As filed with the Securities and Exchange Commission on March 15, 2024

Registration No. 333-267419

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form F-3

on

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Li-Cycle Holdings Corp.

(Exact name of registrant as specified in its charter)

Ontario	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Li-Cycle Holdings Corp.

207 Queens Quay West, Suite 590

Toronto, ON M5J 1A7

Canada

(877) 542-9253

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue

Suite 204

Newark, DE 19711

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul M. Tiger Andrea M. Basham Freshfields Bruckhaus Deringer US LLP 3 World Trade Center 175 Greenwich Street New York, NY 10007 (212) 277-4000	Jonathan Grant Fraser Bourne McCarthy Tétrault LLP 66 Wellington Street West Suite 5300, TD Bank Tower Box 48 Toronto, ON M5K 1E6 (416) 362-1812

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On September 14, 2022, Li-Cycle Holdings Corp. (the “Registrant”) filed a registration statement on Form F-3 (Registration No. 333-267419), which was declared effective by the Securities and Exchange Commission (the “SEC”) on September 23, 2022 (the “Registration Statement”). From the time of filing the Registration Statement through June 30, 2023, the Registrant was a foreign private issuer within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The Registrant determined that as of June 30, 2023, it was no longer a foreign private issuer, and as a result, beginning January 1, 2024, it became subject to the registration requirements applicable to a United States domestic registrant. This Post-Effective Amendment No. 1 to Form F-3 on Form S-3 is being filed by the Registrant to convert the Registration Statement into a Registration Statement on Form S-3 and contains an updated prospectus relating to the resale by the selling shareholder of 80,833,273 common shares (the “Registered Shares”) that were registered under the Registration Statement. All filing fees payable in connection with the registration of the Registered Shares under the Registration Statement were paid by the Registrant at the time of the initial filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 15, 2024

PRELIMINARY PROSPECTUS

Li-Cycle Holdings Corp.

Secondary Offering of

80,833,273 Common Shares

This prospectus relates to the offer and sale from time to time by the selling shareholders named in this prospectus or their permitted transferees (collectively, the “selling shareholders”) of up to 80,833,273 common shares (the “common shares”) of Li-Cycle Holdings Corp., an Ontario corporation (“we” or the “Company”). This prospectus covers any additional securities that may become issuable by reason of share splits, share dividends, and other events described herein.

The common shares covered by this prospectus that may be offered and sold by the selling shareholders include (i) 45,585,811 common shares issued to certain former shareholders and optionholders of Li-Cycle Corp., an Ontario corporation, at the closing of the business combination by and among the Company, Li-Cycle Corp., and Peridot Acquisition Corp., an Ontario corporation (“Peridot”), on August 10, 2021, as a result of which the Company became a new public company (the “Business Combination”), (ii) 7,225,000 common shares issued to Peridot Class B Holders (as defined herein) in connection with the Business Combination, (iii) 1,586,720 common shares issued following the exercise of private placement warrants (the “private placement warrants”) held by Peridot Acquisition Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), (iv) 10,113,467 common shares issued to certain institutions and accredited investors in the PIPE Financing (as defined herein), (v) 11,021,923 common shares issuable upon conversion of outstanding unsecured convertible notes held by a selling shareholder (the “KSP Convertible Notes”) or pursuant to any other term of the KSP Convertible Notes, including as a result of any of the payment-in-kind (“PIK”) provisions of the KSP Convertible Notes, and (vi) 5,300,352 common shares issued pursuant to the LG Subscription (as defined herein).

We are registering the offer and sale of the common shares covered by this prospectus to satisfy certain registration rights we have granted to the selling shareholders. The selling shareholders may offer all or part of the common shares covered by this prospectus for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These common shares are being registered to permit the selling shareholders to sell common shares from time to time, in amounts, at prices and on terms determined at the time of offering. The selling shareholders may sell these common shares through an underwritten offering, ordinary brokerage transactions, directly to market makers of our common shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of common shares offered hereunder, the selling shareholders and any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). If our common shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions.

All of the common shares offered by the selling shareholders pursuant to this prospectus will be sold by the selling shareholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will pay certain expenses associated with the registration of the common shares covered by this prospectus, as described in the section entitled “Plan of Distribution.”

Our common shares are currently listed on The New York Stock Exchange under the symbol “LICY”. On March 14, 2024, the last reported sale price of our common shares as reported on The New York Stock Exchange was $0.71 per common share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our principal executive offices are located at 207 Queens Quay West, Suite 590, Toronto, Ontario, M5J 1A7, Canada.

Investing in our common shares involves a high degree of risk. Before buying any common shares, you should carefully read the discussion of material risks of investing in our common shares in the section entitled “Risk Factors” beginning on page 6 of this prospectus and the other information included or incorporated by reference in the prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these common shares or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 15, 2024

You should rely only on the information contained in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we, nor the selling shareholders, have authorized any other person to provide you with different or additional information. Neither we, nor the selling shareholders, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The selling shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement or any documents incorporated by reference, is accurate only as of the date of the applicable document or such other date stated in the applicable document, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the selling shareholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. The selling shareholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the common shares, the securities being offered by the selling shareholders and other information you should know before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC.

Information on the website of the Company is not included or incorporated by reference in the registration statement of which this prospectus forms a part.

To the extent required, we and the selling shareholders, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

BASIS OF PRESENTATION

On December 21, 2022, the Board of Directors approved a change of the Company’s fiscal year end from October 31 to December 31 to better align with peer group companies. The change resulted in a transition period of November 1, 2022 through December 31, 2022. In addition, the Company previously qualified as a “foreign private issuer” under applicable U.S. securities laws and on January 1, 2024, became subject to the rules and regulations of the SEC applicable to U.S. domestic issuers, including the requirement to report its financial statements in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). As a result, Li-Cycle’s annual consolidated financial statements for the years ended December 31, 2023, October 31, 2022 and October 31, 2021 and consolidated financial statements for the two-month period ended December 31, 2022, in each case included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and incorporated by reference herein, have been prepared in accordance with U.S. GAAP.

INDUSTRY AND MARKET DATA

In this prospectus, we rely on and refer to industry data, information and statistics regarding the markets in which we compete, as well as from publicly available information, industry and general publications and research and studies conducted by third parties. We have supplemented this information where necessary with our own internal estimates, considering publicly available information about other industry participants and our management’s best view as to information that is not publicly available. We have taken such care as we consider reasonable in the extraction and reproduction of information from such data from third party sources.

Industry publications, research, studies, forecasts and estimates generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts, estimates and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts, estimates and other forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the forecasts, estimates or other forward- looking information from independent third parties and us.

FREQUENTLY USED TERMS

As used in this prospectus, unless the context otherwise requires or indicates otherwise, references to “we,” “us,” “our,” “Li-Cycle” or the “Company” refer to Li-Cycle Holdings Corp., an Ontario corporation, and its consolidated subsidiaries.

In this document:

“Amalgamation” means the amalgamation of Peridot Ontario and NewCo in accordance with the terms of the Arrangement.

“Amended and Restated Registration Rights Agreement” means the amended and restated Glencore Registration Rights Agreement to be entered into between Glencore Canada Corporation and the Company upon closing of the Glencore Senior Secured Convertible Note.

“Arrangement” means the plan of arrangement (including the Business Combination) in substantially the form attached as Annex C to the proxy statement/prospectus forming a part of the registration statement on Form F-4, filed by the Company with the SEC on July 6, 2021.

“black mass” means a powder-like substance which contains a number of valuable metals, including nickel, cobalt and lithium.

“Black Mass & Equivalents” or “BM&E” means black mass and products analogous to black mass that have a similar metal content.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of February 15, 2021, as amended, by and among Peridot, Li-Cycle Corp. and NewCo.

“Cash Preservation Plan” means the cash preservation plan initiated on November 1, 2023, which included reducing staffing in its corporate support functions, pausing production at its Ontario Spoke and implementing a plan to manage lower levels of Black Mass & Equivalents production and otherwise slow down operations at its remaining operating Spoke locations in order to reduce expenses and slow cash outflows as well as reviewing existing plans for bringing on additional Spoke capacity and taking other steps to preserve the Company’s available cash while pursuing funding alternatives for the Company and continuing to review the go-forward strategy for the Rochester Hub project.

“Closing Date” means the closing date of the Business Combination.

“common shares” means the common shares of the Company.

“Continuance” means the continuance of Peridot from the Cayman Islands under the Companies Act to the Province of Ontario, Canada as a corporation existing under the OBCA.

“DOE Loan” means the potential loan for gross proceeds of up to $375.0 million through the DOE’s Advanced Technology Vehicles Manufacturing program pursuant to the conditional commitment entered into by the Company and the DOE Loan Programs Office.

“EV” means electric vehicles.

“Glencore” means Glencore plc and its subsidiaries.

“Glencore Convertible Note” means the unsecured convertible note in the principal amount of $200 million due May 31, 2027 issued to Glencore Ltd. pursuant to the Glencore Note Purchase Agreement on May 31, 2022, as such note may be amended from time to time.

“Glencore Convertible Notes” means the Glencore Convertible Note together with any PIK Notes issued in satisfaction of interest due and payable thereon.

“Glencore Note Purchase Agreement” means the note purchase agreement, dated as of May 5, 2022, between the Company and Glencore Ltd.

“Glencore Registration Rights Agreement” means the registration rights agreement, dated as of May 31, 2022, between the Company and Glencore Ltd.

“Glencore Senior Secured Convertible Note” means a senior secured convertible note in an aggregate principal amount of $75 million to be issued to an affiliate of Glencore plc pursuant to the Glencore Senior Secured Convertible Note Purchase Agreement, as such note may be amended from time to time.

“Glencore Senior Secured Convertible Note Purchase Agreement” means the agreement dated March 11, 2024 by and between the Company, an affiliate of Glencore plc and the other parties named therein for the issuance of the Glencore Senior Secured Convertible Note.

“Glencore Senior Secured Convertible Note Warrants” means warrants to be issued by Li-Cycle to the holder of the Glencore Senior Secured Convertible Note in connection with an optional or mandatory redemption of the Glencore Senior Secured Convertible Note that entitle the holder to acquire, until the sixth anniversary of the issuance of the Glencore Senior Secured Convertible Note, a number of common shares equal to the principal amount of the Glencore Senior Secured Convertible Note being redeemed divided by the then applicable conversion price.

“Glencore Warrants” means warrants to be issued by Li-Cycle to the holder of the Glencore Convertible Note in connection with an optional redemption of the Glencore Convertible Note that entitle the holder to acquire, until the maturity date of the Glencore Convertible Note, a number of common shares equal to the principal amount of the Glencore Convertible Note being redeemed divided by the then applicable conversion price.

“Hub” means a centralized facility for large-scale production of specialty materials that achieves economies of scale in recycling.

“IP” means intellectual property.

“Investor Agreement” means the Investor and Registration Rights Agreement, dated as of August 10, 2021, by and among the Company, the Peridot Class B Holders and the Li-Cycle Holders.

“KSP Convertible Note” means the unsecured convertible note in the principal amount of $100 million due September 29, 2026 originally issued to Spring Creek Capital, LLC (an affiliate of Koch Strategic Platforms, LLC, being a company within the Koch Investments Group) pursuant to the KSP Note Purchase Agreement on September 29, 2021 and subsequently assigned on May 1, 2022, to one of its affiliates, Wood River Capital, LLC, as such note may be amended from time to time.

“KSP Convertible Notes” means the KSP Convertible Note together with any PIK Notes issued in satisfaction of interest due and payable thereon.

“KSP Note Purchase Agreement” means the Note Purchase Agreement, dated as of September 29, 2021, between the Company and Spring Creek Capital, LLC, and assigned on May 1, 2022, to Wood River Capital, LLC.

“LGC” means LG Chem, Ltd.

“LGES” means LG Energy Solution, Ltd.

“LG Subscription Agreements” means the subscription agreements with each of LGES and LGC, dated as of December 13, 2021, each of which were subsequently amended and restated on March 11, 2022 and April 21, 2022.

“LIB” means lithium-ion batteries, including lithium-ion battery manufacturing scrap and end-of-life lithium-ion batteries.

“Li-Cycle Holders” means the prior shareholders of Li-Cycle Corp. that entered into the Li-Cycle Transaction Support Agreements in connection with the Business Combination.

“Li-Cycle Shares” means the issued and outstanding common shares of Li-Cycle Corp. prior to the Business Combination.

“Li-Cycle Transaction Support Agreements” means the Transaction Support Agreements, each dated as of February 15, 2021, among Peridot and the Li-Cycle Holders, entered into in connection with the Business Combination Agreement.

“MHP” means mixed hydroxide precipitate, containing nickel, cobalt and manganese.

“NewCo” means Li-Cycle Holdings Corp. prior to the Amalgamation.

“NYSE” means the New York Stock Exchange.

“OBCA” means the Ontario Business Corporations Act.

“Ontario Spoke” means Li-Cycle’s Spoke in Kingston, Ontario, the operations of which are currently paused.

“Peridot Class B Holders” means the holders of Peridot Class B Shares immediately prior to the Business Combination.

“Peridot Class B Shares” means the Class B common shares of Peridot.

“Peridot” means, before the Continuance, Peridot Acquisition Corp., a Cayman Islands exempt company and, after the Continuance, Peridot Ontario.

“Peridot Ontario” means Peridot as continued under the OBCA following the Continuance.

“PIK Notes” means the additional unsecured convertible notes that may be issued by Li-Cycle from time to time in satisfaction of the interest due and payable on the KSP Convertible Notes or the Glencore Convertible Notes, as the case may be, as such notes may be amended from time to time.

“PIPE Financing” means the issuance and sale to the PIPE Investors, following the Amalgamation and prior to the closing date of the Business Combination, of an aggregate of 31,549,000 common shares for a purchase price of $10.00 per share, for aggregate gross proceeds of $315,490,000.

“PIPE Investors” means those certain investors, including an affiliate of Peridot’s Sponsor, who entered into Subscription Agreements to purchase common shares in the PIPE Financing.

v

“private placement warrants” means 8,000,000 warrants to purchase common shares that were issued to the Sponsor in exchange for outstanding warrants of Peridot in connection with the Business Combination, which were exercised or surrendered for common shares or redeemed on January 26, 2022 pursuant to the notice of redemption dated December 27, 2021.

“public warrants” means 15,000,000 warrants to purchase common shares that were issued in exchange for outstanding warrants of Peridot that were issued in Peridot’s initial public offering, which were exercised or surrendered for common shares or redeemed on January 26, 2022 pursuant to the notice of redemption dated December 27, 2021.

“Rights Plan” means the limited duration shareholder rights plan adopted on October 31, 2023.

“Rochester Hub” means Li-Cycle’s planned, first commercial-scale Hub, under development in Rochester, New York, the construction of which is currently paused.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“SOFR” means the Secured Overnight Financing Rate.

“Spoke” means a decentralized facility that mechanically processes batteries close to sources of supply and handles the preliminary processing of end-of-life batteries and battery manufacturing scrap.

“Sponsor” means Peridot Acquisition Sponsor, LLC, a Delaware limited liability company.

“Subscription Agreements” means the subscription agreements entered into with the PIPE Investors, in connection with the PIPE Financing.

“warrants” means the public warrants and the private placement warrants.

References to “dollar,” “USD,” “US$” and “$” are to U.S. dollars and references to “CA$” and “Cdn. $” are to Canadian dollars.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This prospectus includes certain trademarks, service marks and trade names that we own or otherwise have the right to use, such as “Li-Cycle” and “Spoke & Hub Technologies” which are protected under applicable intellectual property laws and are our property. We have, or are in the process of obtaining, the exclusive right to use such trademarks, service marks and trade names in the countries in which we operate or may operate in the future. This prospectus also contains additional trademarks, tradenames, and service marks belonging to other parties, which are the property of their respective owners. Solely for convenience, our trademarks, service marks and trade names referred to in this prospectus may appear without the ® or ™ symbol, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, service marks and trade names. We do not intend our use or display of other parties’ trademarks, tradenames, or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

PROSPECTUS SUMMARY

This summary highlights selected information and does not contain all of the information you should consider before investing in our securities. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Some of the statements in this prospectus constitute forward-looking statements that involve significant risks and uncertainties. See “Forward-Looking Statements” for more information.

Our Company

Li-Cycle (NYSE: LICY) is a leading global lithium-ion battery (“LIB”) resource recovery company. Established in 2016, and with customers and partners around the world, Li-Cycle’s mission is to recover critical battery-grade materials to create a domestic closed-loop battery supply chain for a clean energy future. The Company’s proprietary “Spoke & Hub” recycling and resource recovery process is designed (a) at its Spokes, or pre-processing facilities, to process battery manufacturing scrap and end-of-life batteries to produce “black mass”, a powder-like substance which contains a number of valuable metals, and other intermediate products, and (b) at its future Hubs, or post-processing facilities, to process black mass to produce critical materials for the lithium-ion battery supply chain, including lithium carbonate.

At its Spokes, in addition to producing black mass, the Company produces certain other intermediate products analogous to black mass that have a similar metal content, and, as a result, the Company tracks its production using a unit of measure called black mass and black mass equivalents (“Black Mass & Equivalents” or “BM&E”).

Li-Cycle pioneered what it believes to be an innovative and scalable metallurgical processing method with its Spoke & Hub network, with the goal of making a valuable contribution to the EV industry and the world’s transition to a circular economy by offering an environmentally-friendly recycling solution alternative to energy-intensive pyrometallurgical processing methods. By re-inserting critical materials back into the lithium-ion battery supply chain, we believe we will be able to effectively close the loop between the beginning and end-of-life manufacturing phases in both an environmentally and what we believe to be an economically sustainable manner.

Lithium-ion batteries are increasingly powering products and solutions in a range of industries, including consumer electronics, EVs and energy storage. An overview of the industries in which lithium-ion batteries are utilized is set forth below:

Corporate Information

Li-Cycle Holdings Corp. was incorporated on February 12, 2021 under the laws of Ontario as a corporation solely for the purpose of effectuating the Business Combination, which was consummated on August 10, 2021. It is governed by Articles of Amalgamation dated August 10, 2021.

Our principal executive office is located 207 Queens Quay West, Suite 590, Toronto, ON M5J 1A7, Canada and our phone number is (877) 542-9253. Our agent for service of process in the United States is Puglisi & Associates located at 850 Library Avenue, Suite 204, Newark, DE 19711.

Our principal website address is http://www.li-cycle.com. The information contained on our website does not form a part of, and is not incorporated by reference into, this prospectus.

Summary of Risk Factors

Investing in our securities entails a high degree of risk as more fully described in the “Risk Factors” section of this prospectus beginning on page 6. You should carefully consider such risks before deciding to invest in our securities. These risks include but are not limited to the following:

Risks Relating to Li-Cycle’s Business

•

There is substantial doubt about Li-Cycle’s ability to continue as a going concern and Li-Cycle’s losses and significant expenses means there is no guarantee it will achieve or sustain profitability. The Cash Preservation Plan and the efforts to pursue financing options or strategic alternatives may not achieve any of their intended results.

•

The development of Li-Cycle’s Rochester Hub, Spokes and other future projects is subject to risks, may not be completed on time or at the cost estimated and may not meet expectations with respect to productivity or the specifications of their respective end products.

•	Li-Cycle may not be able to service its indebtedness or sustain its operations, the terms of its debt contain restrictive covenants and will be secured by a substantial portion of its assets.

•

Li-Cycle may not be able to successfully or timely implement its global growth strategy and may be unable to manage future global growth effectively. Expanding internationally involves risks that could adversely affect Li-Cycle’s business by delaying expansion plans and/or prohibit us from entering markets in certain jurisdictions.

•	Li-Cycle may not be able to economically and efficiently source, recover and recycle lithium-ion battery materials, as well as third-party black mass, and to meet the market demand.

•

Failure to materially increase recycling capacity and efficiency could materially adversely affect Li-Cycle. Li-Cycle is and will be dependent on the continuing operation and capacity of its recycling facilities, and sufficient feedstock to maintain operations efficiently or at all.

•

Li-Cycle may engage in strategic transactions that could disrupt its business, dilute shareholders, reduce financial resources, result in additional debt or other liabilities, or prove not to be successful.

•

Problems with the handling of lithium-ion battery cells that result in less usage of lithium-ion batteries or affect Li-Cycle’s operations, or the development of an alternative chemical make-up of lithium-ion batteries or battery alternatives could materially adversely affect Li-Cycle’s revenues and results of operations.

•	Li-Cycle’s business is subject to operational and project development risks that could disrupt our business, some of which may not be insured or fully covered by insurance.

•	Li-Cycle’s revenue depends on maintaining and increasing feedstock supply commitments as well as securing new sources of supply.

•	Li-Cycle relies on a limited number of commercial partners to generate most of its current and expected revenue.

•	A decline in the adoption rate of EVs, or a decline in the support by governments for “green” energy technologies, could materially harm Li-Cycle’s financial results and ability to grow its business.

•

Decreases in demand and fluctuations in benchmark prices for the metals contained in Li-Cycle’s products could significantly impact Li-Cycle’s costs, revenues and results of operations. Changes in the volume and composition of lithium-ion battery feedstock materials processed at Li-Cycle’s facilities (including manufacturing scrap, spent batteries and third-party purchased black mass) could significantly impact Li-Cycle’s revenues and results of operations.

•	Li-Cycle’s reliance on the experience and expertise of its senior management and key personnel may cause material adverse impacts on it if a senior management member or key employee departs.

•

Li-Cycle relies on third-party consultants for its regulatory compliance and could be materially adversely impacted if the consultants do not correctly inform Li-Cycle of the legal changes. Further, Li-Cycle is subject to the risk of litigation, foreclosure or regulatory proceedings, which could materially adversely impact its financial results.

•

Li-Cycle may not be able to complete its recycling processes as quickly as customers may require, which could cause it to lose supply contracts and could harm its reputation. Li-Cycle operates in an emerging, competitive industry and failure to compete successfully could materially adversely affect revenue and profitability.

•	Increases in income tax rates, changes in income tax laws or disagreements with tax authorities could materially adversely affect Li-Cycle’s business, results of operations and financial condition.

•	Li-Cycle’s operating and financial results may vary significantly from period to period due to fluctuations in its operating costs and other factors.

•	Fluctuations in foreign currency exchange rates could result in increases in Li-Cycle’s operating costs when translated to U.S. dollars for reporting purposes.

•

Unfavorable economic or geopolitical conditions, including disruptions in the global supply chain and inflation, natural disasters, unusually adverse weather, epidemic or pandemic outbreaks, cyber incidents, boycotts and geo-political events could have a material adverse effect on Li-Cycle’s business, results of operations and financial condition.

•

Failure to protect or enforce Li-Cycle’s intellectual property could materially adversely affect its business, and Li-Cycle may be subject to intellectual property rights claims by third parties, which could be costly to defend, could require us to pay significant damages and could limit the Company’s ability to use certain technologies.

Risks Relating to Ownership of Our Securities

•	Our by-laws could limit shareholders’ ability to obtain a favorable judicial forum for disputes.

•

We may issue additional shares or other equity securities without shareholder approval, which would dilute the ownership interests of existing shareholders and may depress the market price of our common shares.

•

The market price of our common shares has been and may be volatile. The NYSE may delist our common shares, which could limit investors’ ability to engage in transactions in our common shares and subject us to additional trading restrictions.

•	Our shareholder rights plan could impede or discourage a takeover or change of control and our executive officers and directors may have interests different than yours.

•

We have identified material weaknesses in our internal control over financial reporting. Failure to develop and maintain effective internal control over financial reporting could have a material adverse effect on our business, results of operations and trading price of our common shares. We will need to incur significant expense, time and resources to comply with the rules applicable to “U.S. domestic issuers”.

•

The Company becoming a “passive foreign investment company” could also have material adverse U.S. federal income tax consequences for U.S. Holders. We do not currently intend to pay dividends, which could affect your ability to achieve a return on your investment.

•

The Company’s ability to meet expectations and projections in any analyst reports, or a lack of coverage by securities or industry analysts, could result in a depressed market price and limited liquidity for its shares.

•

The Company’s substantial convertible debt may cause substantial dilution or, depending on certain future events, a change of control of the Company, affecting the trading price of our common shares and the shareholders’ interests.

•

The Company may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and share price.

Summary Terms of the Offering

The summary below describes the principal terms of this offering. The “Description of Securities” section of this prospectus contains a more detailed description of our common shares.

Common shares that may be offered and sold from time to time by the selling shareholders	Up to 80,833,273 common shares, including up to 11,021,923 common shares issuable upon conversion of the KSP Convertible Notes or pursuant to any other term of the KSP Convertible Notes, including as a result of any of the PIK provisions of the KSP Convertible Notes, which were originally issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

Offering prices	The common shares offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the selling shareholders may determine. See “Plan of Distribution.”

Common shares issued and outstanding	179,047,118 common shares (as of March 8, 2024).

Common shares outstanding after this offering	190,069,041 common shares (as of March 8, 2024).

Use of proceeds	All of the common shares offered by the selling shareholders pursuant to this prospectus will be sold by the selling shareholders for their respective accounts. We will not receive any of the proceeds from these sales. See “Use of Proceeds.”

Market for our common shares	Our common shares are listed on The New York Stock Exchange under the symbol “LICY”.

Risk factors	Investing in our securities involves substantial risks. See “Risk Factors” beginning on page 6 of this prospectus and other documents incorporated by reference herein, for a description of certain of the risks you should consider before investing in our common shares.

RISK FACTORS

An investment in our securities carries a significant degree of risk. Before deciding whether to acquire any such securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors, or factors that we currently deem immaterial, that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also read carefully the section titled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus (including information incorporated by reference herein) may be considered “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, Section 21 of the Exchange Act and applicable Canadian securities laws. Forward-looking statements may generally be identified by the use of words such as “believe”, “may”, “will”, “continue”, “anticipate”, “intend”, “expect”, “should”, “would”, “could”, “plan”, “potential”, “future”, “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. Forward-looking statements in this prospectus include but are not limited to statements about: the expectation that Li-Cycle will recover critical battery-grade materials to create a domestic closed-loop battery supply chain for a clean energy future; the expectation that the steps taken under the Cash Preservation Plan will result in cash savings; Li-Cycle’s expectations regarding cash outflows; Li-Cycle’s expectations regarding the DOE Loan; Li-Cycle’s expectations that it will require significant funding before restarting the Rochester Hub project or that it will be able to restart the Rochester Hub project; Li-Cycle’s expectation that the phased approach may include the ability to produce intermediate battery metal products such as MHP; Li-Cycle’s expectations that it will be stopping or slowing operations at its operational Spokes in North America and re-evaluating its strategy for bringing on additional Spoke and Hub capacity in the near-term; Li-Cycle’s expectation to recognize revenue from the sale of critical battery materials; Li-Cycle’s expectation regarding other capital expenditures in 2024; Li-Cycle’s expectation that it will need to secure an alternative short or long-term financing in the near term or else it will not have sufficient cash and cash equivalents on hand or other resources to support current operations for the twelve months following the filing of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and expectations related to potential financing and other strategic alternatives. These statements are based on various assumptions, whether or not identified in this prospectus (including information incorporated by reference herein), made by Li-Cycle management, including but not limited to assumptions regarding the timing, scope and cost of Li-Cycle’s projects, including paused projects; the processing capacity and production of Li-Cycle’s facilities; Li-Cycle’s expectations regarding near-term significant workforce reductions, Li-Cycle’s ability to source feedstock and manage supply chain risk; Li-Cycle’s ability to increase recycling capacity and efficiency; Li-Cycle’s ability to obtain financing on acceptable terms or execute any strategic transactions; the expected closing of the Glencore Senior Secured Convertible Note investment; Li-Cycle’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other business partners; the success of the Cash Preservation Plan, the outcome of the review of the go-forward strategy of the Rochester Hub, Li-Cycle’s ability to attract new suppliers or expand its supply pipeline from existing suppliers; general economic conditions; currency exchange and interest rates; compensation costs; and inflation. There can be no assurance that such assumptions will prove to be correct and, as a result, actual results or events may differ materially from expectations expressed in or implied by the forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Li-Cycle, and which may cause actual results to differ materially from the forward-looking information. The risk factors and cautionary language discussed in this prospectus (including information incorporated by reference herein) provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including among other things:

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Li-Cycle’s inability to economically and efficiently source, recover and recycle lithium-ion batteries and lithium-ion battery manufacturing scrap, as well as third party black mass, and to meet the market demand for an environmentally sound, closed-loop solution for manufacturing waste and end-of-life lithium-ion batteries;

•	Li-Cycle’s inability to successfully implement its global growth strategy, on a timely basis or at all;

•	Li-Cycle’s inability to manage future global growth effectively;

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Li-Cycle’s inability to develop the Rochester Hub as anticipated or at all, and other future projects including its Spoke network expansion projects in a timely manner or on budget or that those projects will not meet expectations with respect to their productivity or the specifications of their end products;

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Li-Cycle’s history of losses and expected significant expenses for the foreseeable future as well as additional funds required to meet Li-Cycle’s liquidity needs and capital requirements in the future not being available to Li-Cycle on acceptable terms or at all when it needs them;

•	risk and uncertainties related to Li-Cycle’s ability to continue as a going concern;

•	uncertainty related to the success of Li-Cycle’s Cash Preservation Plan and related past and expected near-term further significant workforce reductions;

•	Li-Cycle’s inability to attract, train and retain top talent who possess specialized knowledge and technical skills;

•	Li-Cycle’s failure to oversee and supervise strategic review of all or any of Li-Cycle’s operations and capital project and obtain financing and other strategic alternatives;

•	Li-Cycle’s ability to service its debt and the restrictive nature of the terms of its debt;

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Li-Cycle’s potential engagement in strategic transactions, including acquisitions, that could disrupt its business, cause dilution to its shareholders, reduce its financial resources, result in incurrence of debt, or prove not to be successful;

•	one or more of Li-Cycle’s current or future facilities becoming inoperative, capacity constrained or disrupted, or lacking sufficient feed streams to remain in operation;

•	the potential impact of the pause in construction of the Rochester Hub on the authorizations and permits granted to Li-Cycle for the operation of the Rochester Hub and the Spokes on pause;

•

the risk that the New York state and municipal authorities determine that the permits granted to Li-Cycle for the production of metal sulphates at the Rochester Hub will be impacted by the change to MHP and the reduction in scope for the project;

•	Li-Cycle’s failure to materially increase recycling capacity and efficiency;

•	Li-Cycle expects to continue to incur significant expenses and may not achieve or sustain profitability;

•	problems with the handling of lithium-ion battery cells that result in less usage of lithium-ion batteries or affect Li-Cycle’s operations;

•	Li-Cycle’s inability to maintain and increase feedstock supply commitments as well as secure new customers and off-take agreements;

•	a decline in the adoption rate of EVs, or a decline in the support by governments for “green” energy technologies;

•	decreases in benchmark prices for the metals contained in Li-Cycle’s products;

•	changes in the volume or composition of feedstock materials processed at Li-Cycle’s facilities;

•	the development of an alternative chemical make-up of lithium-ion batteries or battery alternatives;

•	Li-Cycle’s expected revenues for the Rochester Hub are expected to be derived significantly from a limited number of customers;

•	uncertainty regarding the sublease agreement with Pike Conductor Dev 1, LLC related to the construction, financing and leasing of a warehouse and administrative building for the Rochester Hub;

•	Li-Cycle’s insurance may not cover all liabilities and damages;

•	Li-Cycle’s heavy reliance on the experience and expertise of its management;

•	Li-Cycle’s reliance on third-party consultants for its regulatory compliance;

•	Li-Cycle’s inability to complete its recycling processes as quickly as customers may require;

•	Li-Cycle’s inability to compete successfully;

•	increases in income tax rates, changes in income tax laws or disagreements with tax authorities;

•	significant variance in Li-Cycle’s operating and financial results from period to period due to fluctuations in its operating costs and other factors;

•	fluctuations in foreign currency exchange rates which could result in declines in reported sales and net earnings;

•	unfavorable economic conditions, such as consequences of the global COVID-19 pandemic;

•	natural disasters, unusually adverse weather, epidemic or pandemic outbreaks, cyber incidents, boycotts and geo-political events;

•	failure to protect or enforce Li-Cycle’s intellectual property;

•	Li-Cycle may be subject to intellectual property rights claims by third parties;

•	Li-Cycle may be subject to cybersecurity attacks, including, but not limited to, ransomware;

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Li-Cycle’s failure to effectively remediate the material weaknesses in its internal control over financial reporting that it has identified or its failure to develop and maintain a proper and effective internal control over financial reporting;

•	the potential for Li-Cycle’s directors and officers who hold Company common shares to have interests that may differ from, or be in conflict with, the interests of other shareholders; and

•	risks related to adoption of Li-Cycle’s Rights Plan and amendment to the Rights Plan and the volatility of the price of Li-Cycle’s common shares.

These and other risks and uncertainties related to Li-Cycle’s business and the assumptions on which the forward-looking information is based are described in greater detail in the section entitled “Risk Factors” and elsewhere in this prospectus, in our most recent Annual Report on Form 10-K and in the other documents incorporated by reference into this prospectus.

Li-Cycle assumes no obligation to update or revise any forward-looking statements, except as required by applicable laws. These forward-looking statements should not be relied upon as representing Li-Cycle’s assessments as of any date subsequent to the date of this prospectus or the dates of the documents incorporated by reference in this prospectus. The information contained or incorporated in this prospectus is based upon the facts and circumstances known at this time, and any forward-looking statements speak only as of the date on which they are made. We undertake no duty to update this information except as required by law.

USE OF PROCEEDS

All of the common shares offered by the selling shareholders pursuant to this prospectus will be sold by the selling shareholders for their respective accounts. We will not receive any of the proceeds from these sales. We cannot advise you as to whether Wood River Capital, LLC will convert the KSP Convertible Notes or will otherwise receive any common shares upon conversion or redemption of the KSP Convertible Notes and, to the extent it does, whether or when it will in fact sell any or all of such securities.

We will pay certain expenses associated with the registration of the common shares covered by this prospectus, as described in the section entitled “Plan of Distribution.”

DESCRIPTION OF SECURITIES

General

The following description of the material terms of our share capital includes a summary of certain provisions of our articles that became effective upon the closing of the Business Combination (the “articles”). This description is qualified in its entirety by reference to our articles which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Share Capital

Our authorized share capital consists of an unlimited number of common shares and an unlimited number of preferred shares issuable in series. As of March 8, 2024, there were 179,047,118 common shares outstanding and no preferred shares outstanding.

Common Shares

Voting Rights. Under our articles, the common shares are entitled to receive notice of, and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote. Each common share entitles its holder to one vote.

Dividend Rights. The holders of outstanding common shares are entitled to receive dividends at such times and in such amounts and form as the board may from time to time determine, but subject to the rights of the holders of any preferred shares. The Company is permitted to pay dividends unless there are reasonable grounds for believing that: (i) the Company is, or would after such payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of the Company’s assets would, as a result of such payment, be less than the aggregate of its liabilities and stated capital of all classes of shares. The timing, declaration, amount and payment of any future dividends will depend on the Company’s financial condition, earnings, capital requirements and debt service obligations, as well as legal requirements, industry practice and other factors that our board deems relevant.

Preemptive Rights. There are no pre-emptive rights relating to the common shares.

Repurchase of Common Shares. Under the OBCA, the Company will be entitled to purchase or otherwise acquire any of its issued shares, subject to restrictions under applicable securities laws and provided that the Company will not be permitted to make any payment to purchase or otherwise acquire any of its issued shares if there are reasonable grounds for believing that: (i) the Company is, or would after such payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of the Company’s assets would, as a result of such payment, be less than the aggregate of its liabilities and stated capital of all classes of shares.

Liquidation. Upon the dissolution, liquidation or winding up of the Company, or any other distribution of assets of the Company, among its shareholders for the purpose of winding up its affairs, subject to the rights of the holders of any outstanding series of preferred shares, the holders of common shares will be entitled to receive the remaining property and assets of the Company available for distribution to its shareholders ratably in proportion to the number of common shares held by them.

Preferred Shares

The Company is authorized to issue an unlimited number of preferred shares, issuable in series. Subject to any limitations prescribed by law, including the OBCA, each series of preferred shares will consist of such number of shares and have such rights, privileges, restrictions and conditions as may be determined by the board prior to the issuance of such series. No rights, privileges, restrictions or conditions attaching to any series of preferred shares will confer upon the shares of such series a priority in respect of dividends or distribution of assets or return of capital in the event of the liquidation, dissolution or winding up of the Company over the shares of any other series of preferred shares. The preferred shares of each series will, with respect to the right of payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding up of the Company, rank on parity with the shares of every other series of preferred shares.

The issuance of preferred shares and the terms selected by the board could decrease the amount of earnings and assets available for distribution to holders of common shares or adversely affect the rights and powers, including the voting rights, of the holders of common shares without any further vote or action by the holders of common shares. The issuance of preferred shares, or the issuance of rights to purchase preferred shares, could make it more difficult for a third-party to acquire a majority of the outstanding voting shares and thereby have the effect of delaying, deferring or preventing a change of control of the Company or an unsolicited acquisition proposal or of making the removal of management more difficult. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of the common shares.

Dissent Rights

Under the OBCA, shareholders of a corporation are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable where the corporation resolves to: (i) amend its articles to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation; (ii) amend its articles to add, remove or change any restrictions on the business it is permitted to carry on or the powers it may exercise; (iii) amalgamate with another corporation, subject to certain exceptions; (iv) be continued under the laws of another jurisdiction; or (v) sell, lease or exchange all or substantially all of its property. In addition, holders of a class or series of shares of an OBCA corporation are, in certain circumstances and, in the case of items (a), (b) and (e) below, unless the articles of the corporation provide otherwise, entitled to exercise dissent rights and be paid the fair value of their shares if the corporation resolves to amend its articles to (a) increase or decrease any maximum number of authorized shares of such class or series, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to shares of such class or series; (b) effect an exchange, reclassification or cancellation of the shares of such class or series; (c) add to, remove or change the rights, privileges, restrictions or conditions attached to the shares of such class or series; (d) add to the rights or privileges of any class or series of shares having rights or privileges equal or superior to the shares of such class or series; (e) create a new class or series of shares equal or superior to the shares of such class or series, except in certain circumstances; (f) make a class or series of shares having rights or privileges inferior to the shares of such class or series equal or superior to the shares of such class or series; (g) effect an exchange or create a right of exchange of the shares of another class or series into the shares of such class of series; or (h) add, remove or change restrictions on the issue, transfer or ownership of the shares of such class of series.

Transfer of Shares

Subject to the rules of any stock exchange on which shares are posted or listed for trading, no transfer of a security issued by the Company will be registered except upon (i) presentation of the security certificate representing the security with an endorsement which complies with the OBCA, together with such reasonable assurance that the endorsement is genuine and effective as the directors may require, (ii) payment of all applicable taxes and fees, and (iii) compliance with the articles of the Company. If no security certificate has been issued by the Company in respect of a security issued by the Company, clause (i) above may be satisfied by presentation of a duly executed security transfer power, together with such reasonable assurance that the security transfer power is genuine and effective as the directors may require.

Registration Rights

Investor Agreement

On August 10, 2021, the Company, the Peridot Class B Holders and the Li-Cycle Holders (collectively for the purposes of this subsection referred to as the “Holders”) entered into the Investor Agreement. The Company has granted certain registration rights to the Holders. The registration statement of which this prospectus forms a part is intended to satisfy this requirement. In addition, pursuant to the terms of the Investor Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders may demand at any time or from time to time, that the Company file a registration statement on Form S-3 (or on Form S-1 if Form S-3 is not available) to register the securities of the Company held by such Holders, and each may specify that such demand registration take the form of an underwritten offering, in each case subject to limitations on the number of demands and underwritten offerings that can be requested by each Holder, as specified in the Investor Agreement. Holders will also have “piggy-back” registration rights, subject to certain requirements and customary conditions. The Investor Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the Holders against (or make contributions in respect of) certain liabilities that may arise under the Securities Act

Subscription Agreements

Contemporaneously with the execution of the Business Combination Agreement, Subscription Agreements were entered into by and among each PIPE Investor, Peridot, and NewCo., Peridot obtained commitments from the PIPE Investors to purchase common shares for a purchase price of $10.00 per share for aggregate gross proceeds of $315,490,000. Certain offering related expenses were payable by Peridot under the Subscription Agreements, including customary fees payable to the placement agents. The purpose of the sale of common shares to the PIPE Investors under the Subscription Agreements was to raise additional capital for use in connection with the Business Combination.

The common shares sold to the PIPE Investors were identical to the common shares that were held by our other shareholders at the time of the Closing, except that when initially issued by Peridot, such shares were restricted securities. The PIPE Financing occurred on the date of, and immediately prior to, the consummation of the Business Combination.

The closing of the PIPE Financing was subject to customary conditions, including, among other conditions, the Company’s agreement to, as soon as practicable (but in any case no later than 30 calendar days after the consummation of the Business Combination), file with the SEC (at its sole cost and expense) a registration statement registering the resale of the shares received by the PIPE Investors in the PIPE Financing and to use its commercially reasonable efforts to have such resale registration statement declared effective as soon as practicable after the filing thereof. The registration statement of which this prospectus forms a part is intended to satisfy this requirement.

KSP Note Purchase Agreement

On September 29, 2021, in connection with the Company’s entry into the KSP Note Purchase Agreement and issuance of the KSP Convertible Note, the Company granted certain registration rights to the holder of the KSP Convertible Notes under the KSP Note Purchase Agreement. The registration statement of which this prospectus forms a part covers the resale of the common shares issued or issuable upon conversion of the KSP Convertible Notes in accordance with those registration rights and the Company has agreed to keep this registration statement (or another shelf registration statement covering the common shares issued or issuable upon conversion of the KSP Convertible Notes) effective until the earlier of (x) the third anniversary of the first issuance of the KSP Convertible Notes or (y) the date on which the holder of the KSP Convertible Notes ceases to hold any common shares issued or upon conversion of the KSP Convertible Notes.

LG Subscription Agreements

On December 13, 2021, Li-Cycle entered into subscription agreements with each of LGES and LGC, each of which were subsequently amended and restated on March 11, 2022 and April 21, 2022 (the “LG Subscription Agreements” and each, an “LG Subscription Agreement”), pursuant to which each of LGES and LGC agreed, subject to the satisfaction of certain conditions, to subscribe for an equal number of the Company’s common shares in transactions exempt from registration under the Securities Act (the “LG Subscription”). The LG Subscription was completed on May 11, 2022 and consisted of the issuance by the Company in accordance with the LG Subscription Agreements of (i) an initial tranche of 4,416,960 common shares, in the aggregate, at a price of $10.00 per share, for an aggregate initial tranche subscription price of approximately $44.2 million, and (ii) a second tranche of 883,392 common shares, in the aggregate, at a price of $6.60 per share (based on the volume-weighted average trading price of the Company’s common shares for the 5 trading days ending immediately prior to April 29, 2022), for an aggregate second tranche subscription price of approximately $5.8 million, for a total subscription price of approximately $50.0 million.

The Company has granted certain registration rights to LGES and LGC under the LG Subscription Agreements. The registration statement of which this prospectus forms a part covers the resale of the common shares issued pursuant to the LG Subscription Agreements. The Company has agreed to keep this registration statement (or another shelf registration statement covering the common shares issued pursuant to the LG Subscription Agreements) effective until the earlier of (x) May 11, 2025 or (y) the date on which LGES or LGC, as applicable, ceases to hold any of the common shares acquired pursuant to the LG Subscription Agreements.

Glencore Registration Rights Agreement

Concurrently with the issuance of the Glencore Convertible Note, the Company entered into a registration rights agreement with Glencore (the “Glencore Registration Rights Agreement”). The Glencore Registration Rights Agreement provides that upon request of the holder of the Glencore Convertible Note, the Company will file with the SEC within 45 days after notice of such request, a resale registration statement covering the resale of the common shares issuable upon conversion of the Glencore Convertible Note and upon exercise of the Glencore Warrants and held by such holder. The Company is required to use commercially reasonable efforts to have such registration statement declared effective by the SEC as soon as practicable and no later than the earlier of (A) 45 days after the filing of such registration statement (or 75 days after the filing of such registration statement if the SEC notifies the Company that it will review the registration statement) or (B) 15 business days after the SEC notifies the Company in writing that it will not review the registration statement. The Company agreed to keep the registration statement (or another shelf registration statement covering the common shares issued or issuable upon conversion of the Glencore Convertible Note and upon exercise of the Glencore Warrants) effective until three years after the holder’s receipt of the common shares issued upon conversion of the Glencore Convertible Note or upon exercise of the Glencore Warrants, as applicable.

In addition, subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the holder of the Glencore Convertible Note may demand at any time or from time to time, that the Company file a registration statement on Form S-3 (or on Form S-1 if Form S-3 is not available) to register the common shares issuable upon conversion of the Glencore Convertible Note and upon exercise of the Glencore Warrants and held by such holder. In addition, the holder of the Glencore Convertible Note may specify that such demand registration take the form of an underwritten offering, subject to limitations on the number of demands and underwritten offerings that can be requested by the holder, as specified in the Glencore Registration Rights Agreement. The holder of the Glencore Convertible Note will also have “piggy-back” registration rights, subject to certain requirements and customary conditions.

The Glencore Registration Rights Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the holder of the Glencore Convertible Note against (or make contributions in respect of) certain liabilities that may arise under the Securities Act.

On March 11, 2024, the Company entered into a Note Purchase Agreement (the “Glencore Senior Secured Convertible Note Purchase Agreement”) with Glencore Ltd. and Glencore Canada Corporation, pursuant to which the Company agreed to issue and sell to Glencore Canada Corporation a senior secured convertible note (the “Glencore Senior Secured Convertible Note”) in an aggregate principal amount of $75,000,000. Upon closing of the Glencore Senior Secured Convertible Note, Glencore Canada Corporation and the Company will enter into an amended and restated registration rights agreement substantially on the same terms as the Glencore Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”).

Among other changes, the Amended and Restated Registration Rights Agreement will update the definition of Registrable Securities to also include common shares issuable upon conversion of the Glencore Senior Secured Convertible Note, upon exercise of the Glencore Senior Secured Convertible Note Warrants and held by such holder and common shares acquired by the holder of the Glencore Convertible Notes and the Glencore Senior Secured Convertible Note, to the extent that such common shares are “restricted securities” under Rule 144 or otherwise are held by an affiliate of the Company.

The Amended and Restated Registration Rights Agreement also extends the length of time for which the Company agrees to keep any resale registration statement (or another shelf registration statement covering the common shares issued or issuable upon conversion of the Glencore Convertible Notes or the Glencore Senior Secured Convertible Note and upon exercise of the Glencore Warrants or the Glencore Senior Secured Convertible Note Warrants) effective to five years after the holder’s receipt of the common shares issued upon conversion of the Glencore Convertible Notes or the Glencore Senior Secured Convertible Note or upon exercise of the Glencore Warrants or the Glencore Senior Secured Convertible Note Warrants, as applicable. The Amended and Restated Registration Rights Agreement also provides that the Company will use its commercially reasonable efforts to facilitate any block trades that the holder of the Glencore Convertible Notes and the Glencore Senior Secured Convertible Note may desire to effect.

Transfer Restrictions

The common shares issued pursuant to the LG Subscription Agreements are subject to certain transfer restrictions.

Glencore has agreed to certain transfer restrictions with respect to the common shares issued or issuable upon conversion of the Glencore Convertible Note, including that Glencore will not transfer such common shares other than to permitted transferees until May 5, 2024.

Pursuant to the terms of the Glencore Senior Secured Convertible Note Purchase Agreement, the holder of the Glencore Senior Secured Convertible Note is permitted to transfer any common shares issued upon conversion of the Glencore Senior Secured Convertible Note or exercise of any of the Glencore Senior Secured Convertible Note Warrants subject to certain transfer restrictions including compliance with U.S. and Canadian securities laws, and a prohibition on private transfers to activist investors, foreign entities of concern or, without the Company’s consent, any material competitor. Any transferees will be required to execute a joinder to the Glencore Senior Secured Convertible Note Purchase Agreement and any transferee that would beneficially own at least 5.0% of the common shares (on an as-converted basis) following the transfer will be subject to a standstill agreement. The common shares issued upon conversion of the Glencore Senior Secured Convertible Note or exercise of any of the Glencore Senior Secured Convertible Note Warrants are also subject to a 12-month lock-up from the closing date of the Glencore Senior Secured Convertible Note investment.

Shareholder Rights Plan

On October 31, 2023, the Company’s Board of Directors adopted a limited duration shareholder rights plan (the “Rights Plan”). Pursuant to the Rights Plan, the Company will issue one right for each common share of the Company outstanding as of the close of business on November 10, 2023.

While the Rights Plan is effective immediately, the rights generally will become exercisable only if an applicable person or group acquires beneficial ownership of 20% or more of the Company’s outstanding common shares in a transaction not approved by the Board of Directors. In that situation, each holder of a right (other than the acquiring person or group) will have the right to purchase, for the purchase price of $12.50, a number of common shares of the Company having a then-current market value of twice the purchase price. In addition, at any time after an applicable person or group acquires 20% or more of the Company’s common shares, the Board of Directors may, at its option, deem all or part of the rights exercised at a ratio of one common share for each outstanding right (other than rights owned by such person or group, which will have become void) for a nil purchase price per right. The Rights Plan has a 364-day term and will expire on October 30, 2024.

The Company entered into an amendment, effective as of March 11, 2024 (“Amendment No. 1”), to the Rights Plan to amend the definition of “Acquiring Person” to exempt Glencore Canada Corporation or its affiliates and associates (such persons together, “Glencore Affiliates”) from the definition of Acquiring Person and to permit Glencore Affiliates’ beneficial ownership in certain circumstances that would otherwise be in excess of the 20% trigger threshold calculated in the manner set forth in the Rights Plan.

Listing

Our common shares are listed on the NYSE under the symbol “LICY”. Holders of our common shares should obtain current market quotations for their securities. There can be no assurance that our common shares will remain listed on NYSE. If we fail to comply with the NYSE listing requirements, our common shares could be delisted from NYSE. A delisting of our common shares would affect the liquidity of our common shares and could inhibit or restrict our ability to raise additional financing.

Transfer Agent

A register of holders of our common shares is maintained by Continental Stock Transfer and Trust Company in the United States, who serves as registrar and transfer agent for our equity securities.

DESCRIPTION OF AMENDED AND RESTATED COMPANY ORGANIZATIONAL DOCUMENTS

Annual Meetings

Under the OBCA, the Company must hold its first annual meeting of shareholders within 18 months after the date on which it was incorporated, and after that must hold an annual meeting not later than 15 months after the last annual meeting at such time and place in or outside the Province of Ontario as may be determined by the directors of the Company or, in the absence of such a determination, at the place where the registered office of the Company is located.

Board and Shareholder Ability to Call Shareholder Meetings

The by-laws of the Company provide that meetings of the shareholders may be called by the board of directors at any time. In addition, under the OBCA, the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may requisition that the directors call a meeting of shareholders for the purposes stated in the requisition. Upon receiving a requisition to call a meeting of shareholders, the directors must, within 21 days after receiving the requisition, call a meeting of shareholders to transact the business stated in the requisition unless a record date has been fixed for a meeting of shareholders and notice of the meeting has been given in accordance with the OBCA; the directors of the Company have called a meeting of shareholder and have given notice of the meeting in accordance with the OBCA; or the business of the meeting as stated in the requisition includes certain matters, including, but not limited to, a proposal the primary purpose of which is to enforce a personal claim or redress a personal grievance against the Company or its directors, officers or security holders. If the directors do not call such a meeting within 21 days after receiving the requisition, any shareholder who signed the requisition may call the meeting. The Company must reimburse the requisitioning shareholders for the expenses reasonably incurred by them in requisitioning, calling and holding the meeting unless the shareholders have not acted in good faith and in the interest of the shareholders of the corporation generally.

Shareholder Meeting Quorum

The by-laws of the Company provide that a quorum of shareholders is present at a meeting of shareholders if the holders of not less than 33 1/3% of the shares entitled to vote at the meeting are present in person or represented by proxy, irrespective of the number of persons actually present at the meeting.

Voting Rights

Under the OBCA, at any meeting of shareholders at which a quorum is present, any action that must or may be taken or authorized by the shareholders, except as otherwise provided under the OBCA, the Company articles or by-laws, may be taken or authorized by an “ordinary resolution,” which is a simple majority of the votes cast by shareholders voting shares that carry the right to vote at general meetings. The Company’s by-laws provide that every motion put to a vote at a meeting of shareholders will be decided by a show of hands unless a ballot is directed by the chair or demanded by any shareholder entitled to vote who is present in person or by proxy. Votes by a show of hands or its functional equivalent result in each person having one vote regardless of the number of shares such person is entitled to vote. If voting is conducted by ballot, each person is entitled to one vote for each share such person is entitled to vote.

Except as provided in the Investment Canada Act, there are no limitations specific to the rights of non-Canadians to hold or vote the common shares under the laws of Canada or the Province of Ontario or in our articles.

Shareholder Action by Written Consent

Under the OBCA, shareholder action without a meeting may be taken by a resolution signed by all the shareholders or their attorney authorized in writing entitled to vote on that resolution at a meeting of shareholders. A written resolution of shareholders is as valid as if it had been passed at a meeting of those shareholders. A written resolution of shareholders dealing with all matters required by the OBCA to be dealt with at a meeting of shareholders, and signed by all the shareholders or their attorney authorized in writing entitled to vote on that resolution at that meeting, satisfies all the requirements of the OBCA relating to that meeting of shareholders.

Access to Books and Records and Dissemination of Information

The Company must keep at its registered office, or at such other place in Ontario as designated by the directors of the Company, the documents, copies, registers, minutes and other records which the Company is required by the OBCA to keep at such places. The Company must prepare and maintain, among other specified documents, adequate accounting records. Under the OBCA, any director, shareholder or creditor of the Company may, free of charge, examine certain of the Company’s records during the usual business hours of the Company.

Election and Appointment of Directors

The articles do not provide for the board of directors to be divided into classes.

At any general meeting of shareholders at which directors are to be elected, a separate vote of shareholders entitled to vote will be taken with respect to each candidate nominated for director. Pursuant to the OBCA, any casual vacancy occurring on the board may be filled by a quorum of the remaining directors, subject to certain exceptions. If the Company does not have a quorum of directors, or if there has been a failure to elect the number of directors required by the articles or the OBCA, the directors then in office must forthwith call a special meeting of shareholders to fill the vacancy and, if the directors fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder. Pursuant to the OBCA, where empowered by a special resolution, the directors may, between meetings of shareholders, appoint one or more additional directors, but the number of additional directors may not exceed one and one third times the number of directors required to have been elected at the last annual meeting of shareholders.

The minimum number of directors the Company may have is one and the maximum number of directors is ten, as set out in the articles. The OBCA provides that any amendment to the articles to increase or decrease the minimum or maximum number of directors requires the approval of shareholders by a special resolution.

Removal of Directors

Pursuant to the OBCA, the shareholders may remove any director before the expiration of his or her term of office by ordinary resolution at an annual or special meeting of shareholders, provided that, where the holders of any class or series of shares have an exclusive right to elect one or more directors, a director so elected may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series. In that event, the shareholders may elect, by ordinary resolution, another individual as director to fill the resulting vacancy.

Proceedings of Board of Directors

At all meetings of the directors of the Company, every question will be decided by a majority of the votes cast and, in the case of an equality of votes, the chair of the meeting will not have a second or casting vote. A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it is as valid as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held.

Requirements for Advance Notification of Shareholder Nominations

Pursuant to the by-laws of the Company and subject to the OBCA, the articles of the Company and applicable securities laws, shareholders of record entitled to vote will nominate persons for election to the board of directors of the Company only by providing proper notice to the corporate secretary. In the case of annual meetings, proper notice must be given, generally between 30 and 65 days prior to the date of the annual meeting. However, in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) that is the earlier of (i) the date that a notice of meeting is filed for such meeting, and (ii) the date on which the first public announcement of the meeting was made, the notice must be given on the 10th day following the Notice Date. In the case of a special meeting called for the purpose of electing directors and which is not also an annual meeting of shareholders, the notice must be given not later than the close of business on the 15th day following the date that is the earlier of (i) the date that a notice of meeting is filed for such meeting, and (ii) the date on which the first public announcement of the special meeting was made. Such notice must include, among other information, certain information with respect to each shareholder nominating persons for elections to the board, a written consent of each nominee consenting to serve as a director, disclosure about any proxy, contract, arrangement, understanding or relationship pursuant to which the nominating shareholder has a right to vote shares and any other information the Company may reasonably require to determine the eligibility of the nominee to serve as a director.

Approval of Amalgamations, Mergers and Other Corporate Transactions

Under the OBCA, certain corporate actions, such as: (i) amalgamations (other than with certain affiliated corporations); (ii) continuances; (iii) sales, leases or exchanges of all, or substantially all, the property of a corporation other than in the ordinary course of business; (iv) reductions of stated capital for any purpose, including in connection with the payment of special distributions (subject, in certain cases, to the satisfaction of solvency tests); and (v) other actions such as liquidations, or arrangements, must be approved by a special resolution of shareholders.

In certain specified cases where share rights or special rights may be prejudiced or interfered with, a special resolution of shareholders to approve the corporate action in question affecting the share rights or special rights, is also required to be approved separately by the holders of a class or series of shares, including a class or series of shares not otherwise carrying voting rights. In specified extraordinary corporate actions, such as approval of plans of arrangements and amalgamations all shares have a vote, whether or not they generally vote and, in certain cases, have separate class votes.

Limitations on Director Liability and Indemnification of Directors and Officers

Under the OBCA, no provision in a contract, the articles, the by-laws or a resolution relieves a director or officer from the duty to act in accordance with the OBCA and its related regulations or relieves him or her from liability for a breach of the OBCA or its regulations.

A director is not liable under the OBCA for certain acts if the director exercised the care, diligence and skill that a reasonably prudent person would have exercised in comparable circumstances, including reliance, in good faith, on (i) financial statements of the corporation represented to the director by an officer of the corporation or in a written report of the auditor of the corporation to fairly reflect the financial position of the corporation in accordance with generally accepted accounting principles; (ii) an interim or other report of the corporation represented to the director by an officer of the corporation to fairly reflect the financial position of the corporation in accordance with generally accepted accounting principles; (iii) a report or advice of an officer or employee of the corporation, where it is reasonable in the circumstances to rely on the report of advice; or (iv) a report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person.

Under the OBCA, the Company may indemnify its current or former directors or officers or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the Company or another entity.

The OBCA also provides that the Company may advance monies to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual must repay the monies if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the OBCA unless the individual (i) acted honestly and in good faith with a view to the Company’s best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Company’s request; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Under the Company’s by-laws, the Company will indemnify to the fullest extent permitted by the OBCA (i) any director or officer of the Company; (ii) any former director or officer of the Company; (iii) any individual who acts or acted at the Company’s request as a director or officer, or in a similar capacity, of another entity, against all costs, charges and expenses reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity.

Derivative Suits and Oppression Remedy

Under the OBCA, a complainant (being a current or former director, officer or security holder of a corporation, which includes a beneficial shareholder, and any other person that a court considers to be a proper person to make such an application) of the Company may apply to the Ontario Superior Court of Justice for leave to bring an action in the name and on behalf of the Company or any of its subsidiaries, or to intervene in an existing action to which the Company or any of its subsidiaries is a party, for the purpose of prosecuting, defending or discontinuing an action on behalf of the Company or any of its subsidiaries.

No such action may be brought and no intervention in any action may be made unless the complainant has given the requisite notice of the application for leave to the directors of the Company or its subsidiary of the complainant’s intention to apply to the court and the court is satisfied that (i) the directors of the Company or its subsidiary will not bring, diligently prosecute or defend or discontinue the action; (ii) the complainant is acting in good faith; and (iii) it appears to be in the best interests of the Company or its subsidiary for the action to be brought, prosecuted, defended or discontinued.

Under the OBCA, the court in a derivative action may make any order it thinks fit.

Under the OBCA, a complainant, and, in the case of a public corporation, the Ontario Securities Commission, may apply to the Ontario Superior Court of Justice for any interim or final order the court thinks fit, including, but not limited to, an order restraining the conduct complained of, where the court is satisfied that, in respect of the Company or any of its affiliates, any act or omission of the Company or any of its affiliates effects or threatens to effect a result, the business or affairs of the Company or any of its affiliates are, have been or are threatened to be carried on or conducted in a manner, or the powers of the directors of the Company or any of its affiliates are, have been or are threatened to be exercised in a manner, that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer of the Company.

Exclusive Forum

The Company’s by-laws provide that, unless the Company consents in writing to the selection of an alternative forum and except as set out below, the Ontario Superior Court of Justice and the appellate courts therefrom will, to the fullest extent permitted by law be the sole and exclusive forum for any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to the Company, any action asserting a claim arising pursuant to any provision of the OBCA or the Company’s articles or by-laws of the Company, or any action asserting a claim related to the relationships among the Company, its affiliates and their respective shareholders, directors or officers (other than the business carried on by the Company or its affiliates). The Company’s by-laws also provide that, notwithstanding the foregoing, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will have exclusive jurisdiction for the resolution of any complaint asserting a cause of any action brought to enforce a duty or liability created by the Securities Act. The exclusive forum provision in the by-laws will not apply to actions arising under the Securities Act or the Exchange Act. Investors cannot waive compliance with the U.S. federal securities laws and the rules and regulations thereunder.

Amendment of the Articles, By-laws and Alteration of Share Capital

Under the OBCA, the Company may amend the articles by special resolution. For purposes of the OBCA, a special resolution is a resolution submitted to a special meeting of shareholders duly called for the purpose of considering the resolution and passed at the meeting by at least two-thirds of the votes cast or consented to in writing by all shareholders entitled to vote at such a meeting. A special resolution is generally required to approve corporate matters that may materially affect the rights of shareholders or are of a transformative nature for the Company, including, but not limited to, changes to the Company’s authorized capital structure, changes to the rights privileges, restrictions and conditions in respect of any of the Company’s shares, a change in the Company’s name, the winding up, dissolution or liquidation of the Company, and a plan of arrangement with shareholders.

Under the OBCA, the board may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of the Company. Where the directors make, amend or repeal any by-law, they must submit the by-law, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend the by-law, amendment or repeal. Where a by-law is made, amended or repealed by the directors, the by-law, amendment or repeal is effective from the date of the resolution of the directors until it is confirmed, amended or rejected by shareholders (or, if the directors fail to submit the by-law, amendment or repeal to shareholders, until the date of the shareholders meeting at which it should have been submitted).

SELLING SHAREHOLDERS

This prospectus relates to the possible resale by the selling shareholders of up to 80,833,273 common shares, including up to 11,021,923 common shares issuable upon conversion of the KSP Convertible Notes or pursuant to any other term of the KSP Convertible Notes, including as a result of any of the PIK provisions of the KSP Convertible Notes.

The selling shareholders may from time to time offer and sell any or all of the common shares set forth below pursuant to this prospectus, subject in the case of Wood River Capital, LLC, to the terms and conditions of the KSP Convertible Notes. There are no contractual transfer restrictions or lockup arrangements on the common shares issuable under the KSP Convertible Notes. When we refer to the “selling shareholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold (i) any of the selling shareholders’ interest in our common shares or (ii) any of Wood River Capital, LLC’s interest in the KSP Convertible Notes and the securities issuable thereunder, in each case after the date of this prospectus.

The table below sets forth, as of March 8, 2024, the name of the selling shareholders for which we are registering common shares for resale to the public, and the aggregate principal amount that the selling shareholders may offer pursuant to this prospectus. In accordance with SEC rules, individuals and entities below are shown as having beneficial ownership over shares they own or have the right to acquire within 60 days, as well as shares for which they have the right to vote or dispose of. Also in accordance with SEC rules, for purposes of calculating percentages of beneficial ownership, shares which a person has the right to acquire within 60 days are included both in that person’s beneficial ownership as well as in the total number of shares outstanding used to calculate that person’s percentage ownership but not for purposes of calculating the percentage for other persons. In some cases, the same shares are reflected more than once in the table below because more than one holder may be deemed the beneficial owner of the same shares.

The common shares held by certain of the selling shareholders are subject to transfer restrictions, as described in the section titled “Description of Securities — Transfer Restrictions.”

We cannot advise you as to whether the selling shareholders will in fact sell any or all of such common shares and whether Wood River Capital, LLC will convert the KSP Convertible Notes into common shares or will otherwise receive any common shares upon conversion of the KSP Convertible Notes and, to the extent it does, whether or when it will in fact sell any or all of such securities. In addition, the selling shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, the common shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling shareholder information for each additional selling shareholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling shareholder’s common shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling shareholder and the number of common shares registered on its behalf. A selling shareholder may sell all, some or none of such common shares in this offering. See “Plan of Distribution.”

Except as indicated by the footnotes below, we believe that the persons named below have sole voting and dispositive power with respect to all common shares that they beneficially own. The shares owned by the persons named below do not have voting rights different from the shares owned by other holders.

Unless otherwise indicated, the address of each beneficial owner listed in the tables below is 207 Queens Quay West, Suite 590, Toronto, ON M5J 1A7, Canada.

Name of Selling Shareholder	Securities Beneficially Owned prior to this Offering		Securities to Be Sold in this Offering	Securities Beneficially Owned after this Offering
	Common Shares	Percentage (1)	Common Shares	Common Shares	Percentage (1)
2829908 Delaware LLC (2)	24,862,612	13.9%	24,862,612	—	—
Keperra Holdings Limited (3)	11,047,167	6.2%	11,047,167	—	—
CEC Aventurine Holdings, LLC (4)	8,256,066	4.6%	8,256,066	—	—
Wood River Capital, LLC (5)	7,887,083	—	11,021,923	—	—
AH Clover Ltd. (6)	1,838,450	1.0%	1,838,450	—	—
Agulhas Nominees (Proprietary) Limited (7)	5,543,059	3.1%	5,543,059	—	—
LG Energy Solution, Ltd. (8)	2,650,176	1.5%	2,650,176	—	—
LG Chem, Ltd. (9)	2,650,176	1.5%	2,650,176	—	—
Atria Limited (10)	693,635	*	693,635	—	—
Antara Capital Master Fund LP (11)	1,700,000	*	1,700,000	—	—
Covalis Capital Master Fund Ltd. (12)	249,565	*	249,565	—	—
MIC Capital Partners (Public) Parallel Cayman, L.P. (13)	1,500,000	*	1,500,000	—	—
Nineteen77 Global Multi-Strategy Alpha Master Limited (14)	225,351	*	225,351	—	—
Energy Impact Fund II LP (15)	1,200,000	*	1,200,000	—	—
Atlas Point Energy Infrastructure Fund, LLC (16)	2,070,510	1.2%	1,000,000	1,070,510	*
2019 GS LLC (17)	4,902,679	2.7%	1,000,000	3,902,679	2.2%
Atlas Diversified Master Fund, Ltd. (18)	1,000,000	*	1,000,000	—	—
Alexander Lowrie (19)	943,245	*	943,245	—	—
Arena Capital Advisors (20)	180,000	*	30,000	150,000	*
Alan Levande (21)	933,660	*	933,660	—	—
Traxys Projects, L.P. (22)	37,863	*	37,863	—	—
Nineteen77 Global Merger Arbitrage Master Limited (23)	225,351	*	225,351	—	—
Lugard Road Capital Master Fund, LP (24)	492,549	*	492,549	—	—
Markus Specks (25)	102,910	*	102,910	—	—
Franklin Templeton Investment Funds — Franklin Natural Resources Fund (26)	184,500	*	75,900	108,600	—
Kepos Alpha Master Fund L.P. (27)	320,500	*	320,500	—	—
Anthony Peter Tse (28)	303,937	*	227,844	76,093	*
Tech Opportunities LLC (29)	200,000	*	200,000	—	—
ZCR Corp. (30)	230,234	*	180,234	50,000	—
Thebes Offshore Master Fund, LP (31)	166,667	*	166,667	—	—
Kepos Carbon Transition Master Fund L.P. (32)	111,886	*	79,500	32,386	*
Difesa Master Fund, LP (33)	100,000	*	100,000	—	*
Nineteen77 Global Merger Arbitrage Opportunity Fund (34)	37,632	*	37,632	—	—
ASIG International Limited (35)	66,109	*	66,109	—	—
DS Liquid Div RVA ARST, LLC (36)	58,798	*	58,798	—	—
Jonathan Silver (37)	30,000	*	30,000	—	—
June Yearwood (38)	30,000	*	30,000	—	—
Scott Prochazka (39)	161,093	*	30,000	131,093	*
Windermere Ireland Fund PLC (40)	24,665	*	24,665	—	—
IAM Investments ICAV — O’Connor Event Driven UCITS Fund (41)	1,666	*	1,666	—	—

*	Less than 1%
(1)	Based upon a total of 179,047,118 common shares outstanding as of March 8, 2024.
(2)

Ajay Kochhar, a Director and the Chief Executive Officer of the Company, has the sole power to control the voting and disposition of the common shares held by 2829908 Delaware LLC. 2829908 Delaware LLC is a Delaware limited liability company, which is a wholly-owned subsidiary of Maplebriar Holdings Inc., a corporation organized under the laws of the Province of Ontario (“Maplebriar Holdings”), having a sole shareholder, The Kochhar Family Trust, an irrevocable trust established under the laws of the Province of Ontario, Canada (the “Trust”). There is an oral agreement among Mr. Kochhar, the Trust, Maplebriar Holding, and 2829908 Delaware LLC, that grants Mr. Kochhar the sole power to control the voting and disposition of the common shares of the Company held by 2829908 Delaware LLC. Mr. Kochhar is one of three trustees of the Trust, along with Mr. Kochhar’s brother and father, and the beneficiaries of the Trust are principally relatives of Mr. Kochhar. The 24,862,612 common shares owned by 2829908 Delaware LLC include 3,000,000 common shares pledged to secure 2829908 Delaware LLC’s obligations under two prepaid variable share forward contracts entered into by and between 2829908 Delaware LLC and Citibank, N.A. (“Citibank”) on May 19, 2023 and August 16, 2023, respectively (together, the “2829908 Delaware LLC VPF Contracts”). 2829908 Delaware LLC retains dividend and voting rights in the pledged common shares during the term of the pledge (so long as no event of default or similar event occurs under the applicable 2829908 Delaware LLC VPF Contract or the related pledge and security agreement). The 2829908 Delaware LLC VPF Contracts obligate 2829908 Delaware LLC to deliver to Citibank up to 1,000,000 common shares (or, at 2829908 Delaware LLC’s election, an equivalent amount of cash based on the market price of common shares at that time) on August 18, 2024 and up to 2,000,000 common shares (or, at 2829908 Delaware LLC’s election, an equivalent amount of cash based on the market price of common shares at that time) on November 15, 2024. The business address of 2829908 Delaware LLC is 207 Queens Quay West, Suite 590, Toronto, Ontario, M5J 1A7, Canada.
(3)

Tim Johnston, a Director and the Executive Chairman of the Company, is the sole owner of Keperra Holdings Limited and may be deemed to have voting and investment control of the common shares. The business address of Keperra Holdings Limited is Trafalgar Court, 2nd Floor, East Wing, Admiral Park, St Peter Port, Guernsey, GY1 3EL.

(4)

CEC Aventurine Holdings, LLC holdings include common shares held by Peridot Acquisition Sponsor, LLC. CEC Aventurine Holdings, LLC is an affiliate of Peridot Acquisition Sponsor, LLC. The business address of CEC Aventurine Holdings, LLC is 2229 San Felipe Street, Suite 1450, Houston, TX 77019. CEC Aventurine Holdings is controlled by Carnelian Energy Capital III, L.P. (“Carnelian Fund III”), its sole member. Carnelian Fund III is controlled by its general partner, Carnelian Energy Capital GP III, L.P. (“Carnelian L.P.”) and Carnelian L.P. is controlled by its general partner, Carnelian Energy Capital Holdings, LLC (“Carnelian Holdings”). Tomas Ackerman and Daniel Goodman are the controlling members of Carnelian Holdings. Accordingly, Tomas Ackerman and Daniel Goodman have voting and investment control of the common shares held by CEC Aventurine Holdings, LLC.

(5)

The address for Wood River Capital, LLC is 4111 East 37th Street North, Wichita, Kansas 67220. The number of common shares listed in the column entitled “Securities Beneficially Owned prior to this Offering” represents the minimum number of shares that Wood River Capital, LLC is entitled to receive upon conversion of the KSP Convertible Notes based on the aggregate principal amount of the KSP Convertible Notes outstanding as of the date of this prospectus and a conversion price of $13.43 per share. The number of common shares listed in the column entitled “Securities to Be Sold in this Offering” represents the number of common shares issuable upon conversion of the KSP Convertible Notes and including as a result of any of the payment-in-kind provisions of the KSP Convertible Notes. Because Wood River Capital, LLC may not sell or otherwise dispose of some or all of the securities covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the securities, we cannot estimate the number of securities that will be held by Wood River Capital, LLC after completion of the offering. However, for purposes of this table, we have assumed that all of the common shares that are covered by this prospectus will be sold by Wood River Capital, LLC.

(6)

Andrew Henry Clover, as sole shareholder of AH Clover Ltd., may be deemed to have voting or investment power with respect to the common shares. The business address of AH Clover Ltd. is c/o TC Group, Level 1 Devonshire House, London, W1J 8AJ.

(7)

Adonis Pouroulis is considered to be the beneficial owner of the common shares held by Agulhas Nominees (Proprietary) Limited. Prior to the completion of the Business Combination, Mr. Pouroulis was a member of the Advisory Board of Li-Cycle Corp. The business address of Agulhas Nominees (Proprietary) Limited is 55 Willie Van Schoor Avenue, Bellville Cape Town 7530, South Africa.

(8)

The number of securities shown as beneficially owned by LG Energy Solution, Ltd. prior to this offering consists of the common shares issued to LG Energy Solution, Ltd. pursuant to the LG Subscription Agreements. The address for LG Energy Solution, Ltd. is LG Energy Solution, Ltd., 108 Yeouidae-ro, Parc One Tower 1, 62nd Floor, Yeongdeungpo-gu, Seoul 07335, Republic of Korea.

(9)

The number of securities shown as beneficially owned by LG Chem, Ltd. prior to this offering consists of the common shares issued to LG Chem, Ltd. pursuant to the LG Subscription Agreements. The address for LG Chem, Ltd. is LG Chem, Ltd., LG Twin Towers, 128 Yeouidae-ro, Yeongdeungpo-gu, Seoul 07336, Republic of Korea.

(10)

Adonis Pouroulis is considered to be the beneficial owner of 50% of the common shares held by Atria Limited by way of his beneficial status through an overlying trust. Prior to the completion of the Business Combination, Mr. Pouroulis was a member of the Advisory Board of Li-Cycle Corp. The business address of Atria Limited is 11 New Street, St. Peter Port, Guernsey, GY1 2PF.

(11)

Himanshu Gulati, the sole member of the GP of Antara Capital LP (the Investment Manager of Antara Capital Master Fund LP), may be deemed to have voting and dispositive power with respect to the common shares held by the Antara Capital Master Fund LP. Mr. Gulati disclaims beneficial ownership of the common shares held by Antara Capital Master Fund LP except to the extent of any pecuniary interest. The business address of Antara Capital Master Fund LP is 500 5th Avenue, Suite 2320, New York, New York 10110.

(12)

Zilvinas Mecelis, as the Chief Investment Officer of Covalis Capital LLP, the investment manager for Covalis Capital Master Fund Ltd., may be deemed to have voting and investment power with respect to the common shares. The business address of Covalis Capital Master Fund Ltd. is 5th Floor 52 Conduit Street, London, England, W1S 2XY.

(13)

As managers of MIC Capital Partners (Public) Parallel Cayman, L.P., Hani Barhoush, Rodney Cannon and Maxime Franzetti have voting or investment control over the common shares. The business address of MIC Capital Partners (Public) Parallel Cayman, L.P. is c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Rd., George Town Grand Cayman E9 KY1-9008.

(14)

Kevin Russell, the Chief Investment Officer of UBS O’Connor LLC, the investment manager of Nineteen77 Global Multi-Strategy Alpha Master Limited, has voting or investment control over the common shares. The business address of Nineteen77 Global Multi-Strategy Alpha Master Limited is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, George Town KY1-1104, Cayman Islands.

(15)

Hans Kobler, as the managing member of Energy Impact Partners LLC, the general partner of Energy Impact Fund II LP, may be deemed to have voting or investment control over the common shares. The business address of Energy Impact Fund II LP is 622 Third Avenue, 37th Floor, New York, New York 10017.

(16)

Paul McPheeters, the portfolio manager of Atlas Point Energy Infrastructure Fund, LLC, has voting or investment control over the common shares. The business address of Atlas Point Energy Infrastructure Fund, LLC is c/o Atlantic Trust Company, N.A., 3290 Northside Parkway, 7th Floor, Atlanta, Georgia 30327.

(17)

HCC Manager LLC, the manager of 2019 GS LLC, has voting or investment control over the common shares. The business address of 2019 GS LLC is c/o HCC Manager LLC, 222 N. Lasalle, Suite 2000, Chicago, Illinois 60601.

(18)

Linburgh Martin, John Sutlic and Scott Schroeder, as directors of Atlas Diversified Master Fund, Ltd, are the beneficial owners of the common shares and have voting control. The business address of Atlas Diversified Master Fund, Ltd. is c/o Balyasny Asset Management L.P., 444 West Lake Street, 50th Floor, Chicago, Illinois 60606.

(19)

Prior to the completion of the Business Combination, Alexander Lowrie was a director of Li-Cycle Corp. The business address of Alexander Lowrie is 96 Kensington High Street, London, United Kingdom, W8 4SG.

(20)

Arena Capital Advisors, LLC is the general partner of Arena Capital Advisors and may be deemed to have voting control and investment discretion over the common shares. The partners of Arena Capital Advisors are Daniel Elperin, Jeremy Sagi and Sanije Perrett. The business address of Arena Capital Advisors is 12121 Wilshire Boulevard, Suite 1010, Los Angeles, California 90025.

(21)

Alan Levande was a Director of Li-Cycle until April 27, 2023, and, prior to the completion of the Business Combination, was a Director, Chairman and CEO of Peridot Acquisition Corp. The business address of Alan Levande is 207 Queens Quay West, Suite 590, Toronto, Ontario, M5J 1A7, Canada.

(22)

Alan Docter and Mark Kristoff, as directors of Traxys Resources Ltd., the general partner of Traxys Projects L.P., have voting or investment control over the common shares. The business address of Traxys Projects, L.P. is 299 Park Avenue, 38th Floor, New York, New York 10171.

(23)

Kevin Russell, the Chief Investment Officer of UBS O’Connor LLC, the investment manager of Nineteen77 Global Merger Arbitrage Master Limited, has voting or investment control over the common shares. The business address of Nineteen77 Global Merger Arbitrage Master Limited is c/o UBS O’Connor LLC, UBS Tower, 1 North Wacker Drive, Chicago, Illinois 60606.

(24)

Jonathan Green, the portfolio manager of Luxor Capital Group, LP the investment manager of Lugard Road Capital Master Fund, LP, has voting or investment control over the common shares. The business address of Lugard Road Capital Master Fund, LP is 1114 Avenue of the Americas, 28th Floor, New York, New York 10036.

(25)	The business address of Markus Specks is 207 Queens Quay West, Suite 590, Toronto, Ontario, M5J 1A7, Canada.
(26)

Franklin Advisers, Inc., an SEC registered broker-dealer, is the investment manager for Franklin Templeton Investment Funds — Franklin Natural Resources Fund. Fred Fromm is the portfolio manager for Franklin Templeton Investment Funds — Franklin Natural Resources Fund, and has voting or investment control over the common shares. Mr. Fromm disclaims beneficial ownership over the common shares. The business address of Franklin Templeton Investment Funds — Franklin Natural Resources Fund is One Franklin Parkway, San Mateo, California 94403.

(27)

Kepos Capital LP is the investment manager of Kepos Alpha Master Fund L.P. and Kepos Partners LLC is the General Partner of Kepos Alpha Master Fund L.P. and each may be deemed to have voting and dispositive power with respect to the common shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC. Mark Carhart controls Kepos Capital GP LLC and Kepos Partners MM LLC and, accordingly, may be deemed to have voting and dispositive power with respect to the common shares held by Kepos Alpha Master Fund L.P. Mr. Carhart disclaims beneficial ownership of the common shares held by Kepos Alpha Master Fund L.P. The business address of Kepos Alpha Master Fund L.P. is 11 Times Square, 35th Floor, New York, New York 10036.

(28)

Anthony Tse is a Director of Li-Cycle, and, prior to the completion of the Business Combination, was a director of Li-Cycle Corp. Anthony Tse’s 303,937 shares beneficially owned include (1) 274,276 common shares owned directly by Mr. Tse and (2) 29,661 common shares issuable upon settlement of restricted stock units within 60 calendar days of March 8, 2024. The business address of Anthony Tse is 207 Queens Quay West, Suite 590, Toronto, Ontario, M5J 1A7, Canada.

(29)

Hudson Bay Capital Management LP, the investment manager of Tech Opportunities LLC, has voting and investment power over the common shares. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Tech Opportunities LLC and Sander Gerber disclaims beneficial ownership over the common shares. The business address of Tech Opportunities LLC is 777 3rd Avenue, 30th Floor, New York, New York 10017.

(30)

Mark Wellings is the sole owner of ZCR Corp. and has voting or investment control over the common shares held by ZCR Corp. Mr. Wellings was a Director of Li-Cycle and, prior to the Business Combination, was a director of Li-Cycle Corp. The business address of ZCR Corp. is 2 Highland Avenue, Toronto, Canada, M4W 2A3.

(31)

Christian Leone, Portfolio Manager of Luxor Capital Group, LP, Investment Manager of Thebes Offshore Master Fund, LP, has voting or investment control over the common shares. The business address of Thebes Offshore Master Fund, LP is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, George Town KY1-1104, Cayman Islands.

(32)

Kepos Capital LP is the investment manager of Kepos Carbon Transition Master Fund L.P. and Kepos Partners LLC is the General Partner of Kepos Carbon Transition Master Fund L.P. and each may be deemed to have voting and dispositive power with respect to the common shares. The general partner of Kepos

Capital LP is Kepos Capital GP LLC and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC. Mark Carhart controls Kepos Capital GP LLC and Kepos Partners MM LLC and, accordingly, may be deemed to have voting and dispositive power with respect to the common shares held by Kepos Carbon Transition Master Fund L.P. Mr. Carhart disclaims beneficial ownership of the common shares held by Kepos Carbon Transition Master Fund L.P. The business address of Kepos Carbon Transition Master Fund L.P. is 11 Times Square, 35th Floor, New York, New York 10036.
(33)

Andrew Cohen, the General Partner of Difesa Master Fund, LP, exercises voting or investment control over the common shares. The business address of Difesa Master Fund, LP is 40 West 57th Street, Suite 2020, New York. New York 10019.

(34)

Kevin Russell, the Chief Investment Officer of UBS O’Connor LLC, the investment manager of Nineteen77 Global Merger Arbitrage Opportunity Fund, has voting or investment control over the common shares. The business address of Nineteen77 Global Merger Arbitrage Opportunity Fund is c/o UBS O’Connor LLC, UBS Tower, 1 North Wacker Drive, Chicago, Illinois 60606.

(35)

Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C. may be deemed the beneficial owners of the common shares in their capacity as the investment manager, trading manager, and/or general partner, as the case may be, of ASIG International Limited. As investment manager, trading advisor and/or general partner of ASIG International Limited, Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C. have voting and investment control with respect to the securities held by ASIG International Limited. Anthony M. Frascella and William R. Techar are the co-Chief Investment Officers of Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C. Each of Aristeia Capital, L.L.C., Aristeia Advisors, L.L.C. and such individuals disclaims beneficial ownership of the common shares except to the extent of its or his direct or indirect economic interest in ASIG International Limited. The business address of ASIG International Limited is c/o Citco Fund Serv (Cayman Islands) Ltd, 89 Nexus Way, 2nd Floor, Camana Bay, Grand Cayman, E9 KY1-1205.

(36)

Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C. may be deemed the beneficial owners of the common shares in their capacity as the investment manager, trading manager, and/or general partner, as the case may be, of DS Liquid Div RVA ARST, LLC. As investment manager, trading advisor and/or general partner of DS Liquid Div RVA ARST, LLC, Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C. have voting and investment control with respect to the securities held by DS Liquid Div RVA ARST, LLC. Anthony M. Frascella and William R. Techar are the co-Chief Investment Officers of Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C. Each of Aristeia Capital, L.L.C., Aristeia Advisors, L.L.C. and such individuals disclaims beneficial ownership of the common shares except to the extent of its or his direct or indirect economic interest in DS Liquid Div RVA ARST, LLC. The business address of DS Liquid Div RVA ARST, LLC is c/o Firm Investment Management (USA) LLC, 452 Fifth Avenue, 26th Floor, New York, New York 10018.

(37)

Prior to the completion of the Business Combination, Jonathan Silver was a director of Peridot Acquisition Corp. The business address of Jonathan Silver is c/o Peridot Acquisition Corp., 2229 San Felipe Street, Suite 1450, Houston, Texas 77019.

(38)

Prior to the completion of the Business Combination, June Yearwood was a director of Peridot Acquisition Corp. The business address of June Yearwood is c/o Peridot Acquisition Corp., 2229 San Felipe Street, Suite 1450, Houston, Texas 77019.

(39)

Scott Prochazka is a Director of Li-Cycle and, prior to the completion of the Business Combination, was a director of Peridot Acquisition Corp. Scott Prochazka’s 161,093 shares beneficially owned include (1) 131,432 common shares owned directly by Mr. Prochazka and (2) 29,661 common shares issuable upon settlement of restricted stock units within 60 calendar days of March 8, 2024. The business address of Scott Prochazka is 207 Queens Quay West, Suite 590, Toronto, Ontario, M5J 1A7, Canada.

(40)

Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C. may be deemed the beneficial owners of the common shares in their capacity as the investment manager, trading manager, and/or general partner, as the case may be, of Windermere Ireland Fund PLC. As investment manager, trading advisor and/or general partner of Windermere Ireland Fund PLC, Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C. have voting and investment control with respect to the securities held by Windermere Ireland Fund PLC. Anthony M. Frascella and William R. Techar are the co-Chief Investment Officers of Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C. Each of Aristeia Capital, L.L.C., Aristeia Advisors, L.L.C. and such individuals disclaims beneficial ownership of the common shares except to the extent of its or his direct or indirect economic interest in Windermere Ireland Fund PLC. The business address of Windermere Ireland Fund PLC is 70, Sir John Rogersons Quay, Dublin 2, D02 R296, Ireland.
(41)

Kevin Russell, the Chief Investment Officer of UBS O’Connor LLC, the investment Manager of IAM Investments ICAV — O’Connor Event Driven UCITS Fund has voting or investment control over the common shares. The business address of IAM Investments ICAV — O’Connor Event Driven UCITS Fund is 32 Molesworth Street, Dublin, IE-D D02Y512, Ireland.

Material Relationships with Selling Shareholders

Other than as described above and in our Annual Report on Form 10-K filed with the SEC on March 15, 2024 and incorporated by reference herein, none of the selling shareholders has within the past three years had any position, office or other material relationship with us or any of our predecessors or affiliates, other than as a holder of our securities.

PLAN OF DISTRIBUTION

We are registering the resale of up to an aggregate of 80,833,273 of our common shares by the selling shareholders, including up to 11,021,923 common shares issuable upon conversion of the KSP Convertible Notes or pursuant to any other term of the KSP Convertible Notes, including as a result of any of the PIK provisions of the KSP Convertible Notes. We are not selling any of our common shares under this prospectus.

We will not receive any of the proceeds from the sale of any common shares by the selling shareholders. The aggregate proceeds to the selling shareholders will be the purchase price of the common shares less any discounts and commissions borne by the selling shareholders.

The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the common shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the common shares covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

The common shares beneficially owned by the selling shareholders covered by this prospectus may be offered and sold from time to time by the selling shareholders. The term “selling shareholders” includes donees, pledgees, transferees or other successors in interest selling common shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each selling shareholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of common shares to be made directly or through one or more underwriters, broker-dealers or agents. The selling shareholders and any of their permitted transferees may sell their common shares offered by this prospectus on any stock exchange, market or trading facility on which the common shares are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The common shares may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the common shares will be subject to certain conditions. The underwriters will be obligated to purchase all the common shares offered if any of the common shares are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the selling shareholders may use any one or more of the following methods when selling the common shares offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the NYSE;

•

through trading plans entered into by a selling shareholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their common shares on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the common shares at a stipulated price per share;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices,

•

at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through loans or pledges of the common shares, including to a broker-dealer or an affiliate thereof;

•

by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our securities;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a selling shareholder that is an entity may elect to make a pro rata in-kind distribution of common shares to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus or a prospectus supplement. Such members, partners or shareholders would thereby receive freely tradeable common shares pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the common shares acquired in the distribution.

There can be no assurance that the selling shareholders will sell all or any of the common shares offered by this prospectus. In addition, the selling shareholders may also sell common shares under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of common shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling shareholders also may transfer the common shares in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling shareholder that a donee, pledgee, transferee, or other successor-in-interest intends to sell our common shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling shareholder.

With respect to a particular offering of the common shares held by the selling shareholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific common shares to be offered and sold;

•	the names of the selling shareholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling shareholders.

In connection with distributions of the common shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common shares in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell the common shares short and redeliver the common shares to close out such short positions. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of common shares offered by this prospectus, which common shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholders may also pledge common shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged common shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the common shares, any underwriters or agents, as the case may be, involved in the offering of such common shares may engage in transactions that stabilize, maintain or otherwise affect the price of our common shares. Specifically, the underwriters or agents, as the case may be, may over allot in connection with the offering, creating a short position in our common shares for their own account. In addition, to cover overallotments or to stabilize the price of our common shares, the underwriters or agents, as the case may be, may bid for, and purchase, such common shares in the open market. Finally, in any offering of common shares through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such common shares in the offering if the syndicate repurchases previously distributed common shares in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the common shares above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The selling shareholders may solicit offers to purchase the common shares directly from, and they may sell such common shares directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our common shares, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our common shares. Our common shares are listed on the NYSE under the symbol “LICY”.

The selling shareholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the common shares at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling shareholders pay for solicitation of these contracts.

A selling shareholder may enter into derivative transactions with third parties, or sell common shares not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell common shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use common shares pledged by any selling shareholder or borrowed from any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use common shares received from any selling shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling shareholder may otherwise loan or pledge common shares to a financial institution or other third party that in turn may sell the common shares short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our common shares or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the selling shareholders and any broker-dealer or agent regarding the sale of the common shares by the selling shareholders. Upon our notification by a selling shareholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of common shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the common shares covered by this prospectus, the selling shareholders and any underwriters, broker-dealers or agents who execute sales for the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those common shares may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the selling shareholders, may have banking, lending or other relationships with us or the selling shareholders or may perform services for us or the selling shareholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the common shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of common shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the common shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the selling shareholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary based on present law of certain U.S. federal income tax considerations relevant to U.S. Holders (as defined below) of common shares. This discussion is not a complete description of all tax considerations that may be relevant to a U.S. Holder of common shares; it is not a substitute for tax advice. It applies only to U.S. Holders that will hold common shares as capital assets and use the U.S. dollar as their functional currency. In addition, it does not describe all of the U.S. federal income tax considerations that may be relevant to a U.S. Holder in light of a U.S. Holder’s particular circumstances, including U.S. Holders subject to special rules, such as banks or other financial institutions, insurance companies, tax-exempt entities, dealers, traders in securities that elect to mark-to-market, regulated investment companies, real estate investment trusts, partnerships and other pass-through entities (including S-corporations), U.S. expatriates, persons liable for the alternative minimum tax, persons that directly, indirectly or constructively, own 5% or more of the total combined voting power of the Company’s stock or of the total value of the Company’s equity interests, investors that will hold common shares in connection with a permanent establishment or fixed base outside the United States, or investors that will hold securities as part of a hedge, straddle, conversion, constructive sale or other integrated financial transaction. This summary also does not address U.S. federal taxes other than the income tax (such as estate or gift taxes) or U.S. state and local, or non-U.S. tax laws or considerations. This summary also does not address U.S. federal taxes other than the income tax (such as estate or gift taxes) or U.S. state and local, or non-U.S. tax laws or considerations. This summary also does not address the U.S. federal income tax considerations relevant to the acquisition, holding, disposition or conversion of the KSP Convertible Notes into common shares or the payment of any amount of principal or interest on the KSP Convertible Notes.

As used in this section, “U.S. Holder” means a beneficial owner of common shares that is, for U.S. federal income tax purposes: (i) a citizen or individual resident of the United States, (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) a trust subject to the control of one or more U.S. persons and the primary supervision of a U.S. court; or (iv) an estate the income of which is subject to U.S. federal income taxation regardless of its source.

The U.S. federal income tax treatment of a partner in a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that holds common shares generally will depend on the status of the partner and the activities of the partnership. Partnerships that hold common shares should consult their own tax advisors regarding the specific U.S. federal income tax consequences to their partners of the partnership’s ownership and disposition of common shares.

U.S. federal income tax considerations for U.S. Holders of common shares

Taxation of dividends and other distributions on our common shares

Subject to the discussion below under “— Passive Foreign Investment Company rules,” the gross amount of any distribution of cash or property (other than certain pro rata distributions of ordinary stock) with respect to common shares will be included in a U.S. Holder’s gross income as ordinary income from foreign sources when actually or constructively received. Dividends will not be eligible for the dividends-received deduction generally available to U.S. corporations. Dividends received from a “qualified foreign corporation” by eligible non-corporate U.S. Holders that satisfy a minimum holding period and certain other requirements generally will be taxed at the preferential rate applicable to qualified dividend income. A non-U.S. corporation is treated as a qualified foreign corporation with respect to dividends it pays on shares that are readily tradable on an established securities market in the United States. U.S. Treasury guidance indicates that shares listed on NYSE will be considered readily tradable on an established securities market in the United States. There can be no assurance, however, that common shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of the Company’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to the positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. The Company will not constitute a qualified foreign corporation for purposes of these rules if it is a passive foreign investment company for the taxable year in which it pays a dividend or for the preceding taxable year. See “— Passive Foreign Investment Company Rules.”

Dividends paid in a currency other than U.S. dollars will be included in income in a U.S. dollar amount based on the exchange rate in effect on the date of receipt, whether or not the currency is converted into U.S. dollars at that time. A U.S. Holder’s tax basis in the non-U.S. currency will equal the U.S. dollar amount included in income. Any gain or loss realized on a subsequent conversion or other disposition of the non-U.S. currency for a different U.S. dollar amount generally will be U.S. source ordinary income or loss. If dividends paid in a currency other than U.S. dollars are converted into U.S. dollars on the day they are received, the U.S. Holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income.

Subject to certain conditions and limitations, withholding taxes, if any, on dividends paid by the Company may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. For purposes of calculating the U.S. foreign tax credit, dividends paid on the — common shares will generally be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the U.S. foreign tax credit are complex. U.S. Holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under their particular circumstances.

Dividends received by certain non-corporate U.S. Holders generally will be includible in “net investment income” for purposes of the Medicare contribution tax.

Taxation of dispositions of common shares

Subject to the discussion below under “— Passive Foreign Investment Company rules,” a U.S. Holder generally will recognize capital gain or loss on the sale or other disposition of common shares in an amount equal to the difference between the U.S. dollar value of the amount realized and the U.S. Holder’s adjusted tax basis in the disposed common shares. Any gain or loss generally will be treated as arising from U.S. sources and will be long-term capital gain or loss if the U.S. Holder’s holding period exceeds one year. Long-term capital gains of a non-corporate U.S. Holder is generally taxed at preferential rates. Deductions for capital loss are subject to significant limitations.

It is possible that Canada may impose an income tax upon sale of common shares. Because gains generally will be treated as U.S. source gain, as a result of the U.S. foreign tax credit limitation, any Canadian income tax imposed upon capital gains in respect of common shares may not be currently creditable unless a U.S. Holder has other foreign source income for the year in the appropriate U.S. foreign tax credit limitation basket. U.S. Holders should consult their tax advisors regarding the application of Canadian taxes to a disposition of common shares and their ability to credit a Canadian tax against their U.S. federal income tax liability.

Capital gains from the sale or other disposition of common shares received by certain non-corporate U.S. Holders generally will be includible in “net investment income” for purposes of the Medicare contribution tax.

Passive Foreign Investment Company rules

Based on the composition of the Company’s current gross assets and income and the manner in which the Company expects to operate its business in future years, the Company believes that it should not be classified as a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes for its current taxable year and does not expect to be so classified in the foreseeable future. In general, a non-U.S. corporation will be a PFIC for any taxable year in which, taking into account a pro rata portion of the income and assets of 25% or more owned subsidiaries, either (i) 75% or more of its gross income is passive income, or (ii) 50% or more of the average quarterly value of its assets are assets that produce, or are held for the production of, passive income or which do not produce income. For this purpose, passive income generally includes, among other things and subject to various exceptions, interest, dividends, rents, royalties and gains from the disposition of assets that produce passive income. Whether the Company is a PFIC is a factual determination made annually, and the Company’s status could change depending among other things upon changes in the composition and relative value of its gross receipts and assets. Accordingly, no assurance can be given that the Company will not be a PFIC in the current year or in any future taxable year.

If the Company were a PFIC for any taxable year in which a U.S. Holder holds common shares, such U.S. Holder would be subject to additional taxes on any excess distributions and any gain realized from the sale or other taxable disposition of common shares (including certain pledges) regardless of whether the Company continues to be a PFIC. A U.S. Holder will have an excess distribution to the extent that distributions on common shares during a taxable year exceed 125% of the average amount received during the three preceding taxable years (or, if shorter, the US Holder’s holding period). To compute the tax on excess distributions or any gain, (i) the excess distribution or gain is allocated ratably over the U.S. Holder’s holding period, (ii) the amount allocated to the current taxable year and any year before the Company became a PFIC is taxed as ordinary income in the current year and (iii) the amount allocated to other taxable years is taxed at the highest applicable marginal rate in effect for each year and an interest charge is imposed to recover the deemed benefit from the deferred payment of the tax attributable to each year.

If, as is not expected to be the case, the Company were a PFIC for any taxable year in which a U.S. Holder holds common shares, a U.S. Holder may be able to avoid some of the adverse impacts of the PFIC rules described above by electing to mark common shares to market annually. The election is available only if the common shares are considered “marketable stock,” which generally includes stock that is regularly traded in more than de minimis quantities on a qualifying exchange (which includes NYSE). If a U.S. Holder makes the mark-to-market election, any gain from marking common shares to market or from disposing of them would be ordinary income. Any loss from marking common shares to market would be recognized only to the extent of unreversed gains previously included in income. Loss from marking common shares to market would be ordinary, but loss on disposing of them would be capital loss except to the extent of mark-to-market gains previously included in income. No assurance can be given that the common shares will be traded in sufficient frequency and quantity to be considered “marketable stock.” A valid mark-to-market election cannot be revoked without the consent of the IRS unless the common shares cease to be marketable stock.

As an alternative, if the Company were to be treated as a PFIC, a U.S. Holder may avoid the excess distribution rules described above in respect of common shares by electing to treat the Company (for the first taxable year in which the U.S. Holder owns any common shares) and any lower-tier PFIC (for the first taxable year in which the U.S. Holder is treated as owning an equity interest in such lower-tier PFIC) as a “qualified electing fund” (a “QEF”). If a U.S. Holder makes an effective QEF election with respect to the Company (and any lower-tier PFIC), the U.S. Holder will be required to include in gross income each year, whether or not the Company makes distributions, as capital gains, its pro rata share of the Company’s (and such lower-tier PFIC’s) net capital gains and, as ordinary income, its pro rata share of the Company’s (and such lower-tier PFIC’s) net earnings in excess of its net capital gains. U.S. Holders can make a QEF election only if the Company (and each lower-tier PFIC) provides certain information, including the amount of its ordinary earnings and net capital gains determined under U.S. tax principles. The Company has not determined whether it will provide U.S. Holders with this information if it determines that it is a PFIC.

U.S. Holders of common shares should consult their own tax advisors concerning the Company’s possible PFIC status and the consequences to them if the Company were classified as a PFIC for any taxable year.

Information Reporting and Backup Withholding

Dividends on common shares and proceeds from the sale or other disposition of common shares may be reported to the IRS unless the holder is a corporation or otherwise establishes a basis for exemption. Backup withholding tax may apply to amounts subject to reporting. Any amount withheld may be credited against the holder’s U.S. federal income tax liability subject to certain rules and limitations. U.S. Holders should consult with their own tax advisers regarding the application of the U.S. information reporting and backup withholding rules.

Certain non-corporate U.S. Holders are required to report information with respect to common shares not held through an account with a domestic financial institution to the IRS. U.S. Holders that fail to report required information could become subject to substantial penalties. Prospective investors are encouraged to consult with their own tax advisors about these and any other reporting obligations arising from their investment in common shares.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR U.S. HOLDER. EACH U.S. HOLDER OF COMMON SHARES IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF COMMON SHARES IN LIGHT OF THE U.S. HOLDER’S OWN CIRCUMSTANCES.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”), as of the date hereof, that are generally applicable to an investor who acquires as beneficial owner common shares from a selling shareholder pursuant to this prospectus and who, at all relevant times, for the purposes of the Tax Act and any applicable tax treaty or convention: (i) deals at arm’s length with the Company, the selling shareholders and each of the underwriters, and is not affiliated with the Company, the selling shareholders or any of the underwriters; (ii) is not and is not deemed to be resident in Canada; (iii) holds the common shares as capital property; and (iv) does not use or hold, and is not deemed to use or hold, the common shares in connection with, or in the course of carrying on, a business in Canada (a “Non-Canadian Holder”).

Special rules, which are not discussed in this summary, may apply to a Non-Canadian Holder that is an insurer carrying on business in Canada and elsewhere. Such Non-Canadian Holders should consult their own tax advisors.

This summary is based upon the current provisions of the Tax Act in force as of the date hereof and an understanding of the current administrative policies published in writing by the Canada Revenue Agency (“CRA”) prior to the date hereof. This summary also takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”), and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in law or administrative policies, whether by legislative, regulatory, administrative or judicial action or decision, nor does it take into account other federal or any provincial, territorial or foreign tax legislation or considerations, which may be different from those discussed in this summary.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Canadian Holder. Accordingly, Non-Canadian Holders should consult their own tax advisors with respect to their particular circumstances.

Currency

For the purposes of the Tax Act, all amounts expressed in a currency other than Canadian dollars relating to the acquisition, holding or disposition of a common share, including dividends, adjusted cost base and proceeds of disposition, must be determined in Canadian dollars using the relevant rate of exchange required under the Tax Act.

Dividends

Dividends paid or credited, or deemed to be paid or credited, on common shares to a Non-Canadian Holder will be subject to Canadian withholding tax. Under the Tax Act, the rate of withholding tax is 25% of the gross amount of such dividends, which rate may be subject to reduction under the provisions of an applicable income tax treaty or convention. A Non-Canadian Holder who is resident in the United States for the purposes of the Canada-United States Tax Convention, fully entitled to the benefits of such convention and the beneficial owner of the dividends, will generally be subject to Canadian withholding tax at a rate of 15% of the gross amount of such dividends.

Disposition of common shares

A Non-Canadian Holder who disposes or is deemed to dispose of a common share in a taxation year will not be subject to tax in Canada, unless the common share is, or is deemed to be, ‘‘taxable Canadian property’’ to the

Non-Canadian Holder at the time of disposition and the Non-Canadian Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Non-Canadian Holder is resident.

Provided the common shares are listed on a “designated stock exchange”, as defined in the Tax Act (which currently includes the NYSE), at the time of disposition, the common shares generally will not constitute taxable Canadian property of a Non-Canadian Holder at that time, unless at any time during the 60 month period immediately preceding the disposition the following two conditions are met concurrently: (i) one or any combination of (a) the Non-Canadian Holder, (b) persons with whom the Non-Canadian Holder did not deal at arm’s length, and (c) partnerships in which the Non-Canadian Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships owned 25% or more of the issued shares of any class or series of shares of the Company; and (ii) more than 50% of the fair market value of the common shares was derived directly or indirectly from one or any combination of (a) real or immovable property situated in Canada, (b) “Canadian resource property” (as defined in the Tax Act), (c) “timber resource property” (as defined in the Tax Act), or (d) an option in respect of, an interest in, or for civil law rights in, property described in any of (a) through (c), whether or not such property exists.

Notwithstanding the foregoing, a common share may otherwise be deemed to be taxable Canadian property to a Non-Canadian Holder for purposes of the Tax Act in certain limited circumstances.

Non-Canadian Holders who dispose of common shares that are taxable Canadian property should consult their own tax advisors with respect to the requirement to file a Canadian income tax return in respect of the disposition in their particular circumstances.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Province of Ontario. Some of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our board of directors, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

We have appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19711 as our agent to receive service of process with respect to any action brought against us under the federal securities laws of the United States or of any state in the United States.

LEGAL MATTERS

The validity of the common shares offered by this prospectus and certain legal matters as to Canadian law will be passed upon by McCarthy Tétrault LLP. We have been advised on U.S. securities matters by Freshfields Bruckhaus Deringer US LLP.

EXPERTS

The financial statements of Li-Cycle Holdings Corp. for the years ended December 31, 2023 and October 31, 2022 and the two-month period ended December 31, 2022, incorporated by reference in this prospectus by reference to Li-Cycle Holdings Corp.’s Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023 and October 31, 2022 have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audit report covering the December 31, 2023 consolidated financial statements contains an explanatory paragraph that states the Company’s recurring losses from operations from inception, negative cash flows from operations, resulting negative working capital and the pause on construction raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The offices of KPMG LLP are located at 100 New Park Place, Suite 1400, Vaughan, ON L4K 0J3.

The financial statements of Li-Cycle Holdings Corp. for the year ended October 31, 2021, incorporated by reference in this prospectus by reference to Li-Cycle Holdings Corp.’s Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The offices of Deloitte LLP are located at 8 Adelaide Street West, Suite 200, Toronto, ON M5H 0A9, Canada.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form S-3 under the Securities Act. For purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the information reporting requirements of the Exchange Act, and we are required to file reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.

We maintain a corporate website at www.li-cycle.com. The information posted on or accessible through our website is not incorporated into this prospectus. We have included our website address in this prospectus solely for informational purposes and the references to our websites are intended to be inactive textual references only. Accordingly, no information in any of these internet addresses is included or incorporated herein.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with or furnish to them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents filed with the SEC in the future under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement but excluding any information furnished to rather than filed with the SEC) until the offerings made under this prospectus are completed. Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 15, 2024; and

•

the description of the securities contained in our registration statement on Form  8-A filed on August 10, 2021 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus other than exhibits which are not specifically incorporated by reference into those documents. You can request those documents from the below:

Li-Cycle Holdings Corp.

207 Queens Quay West,

Suite 590, Toronto, ON M5J 1A7

Canada

(877) 542-9253

We have not authorized any other person to provide you with any information other than the information contained in this prospectus and the documents incorporated by reference herein. We do not take responsibility for, or provide any assurance as to the reliability of, any different or additional information. We are not making an offer to sell any securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus and the documents incorporated by reference herein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Li-Cycle Holdings Corp.

PROSPECTUS

, 2024

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses payable by us in connection with the sale and distribution of the securities being registered herein.

SEC registration fee	$107,030.62	(1)
FINRA filing fee	6,001.77	(1)
Legal fees and expenses	*	*
Accountants’ fees and expenses	*	*
Transfer agent fees and expenses	*	*
Miscellaneous costs	*	*

Total	*	*

(1)	The fee was previously paid upon the filing of the Registration Statement on Form F-3 filed by the Registrant on September 14, 2022 (Registration No. 333-267419).
**	These fees are calculated based on the securities offered and accordingly cannot be defined at this time.

Item 15. Indemnification of Directors and Officers

In accordance with the OBCA and pursuant to the Company’s by-laws subject to certain conditions, the Company shall indemnify, to the maximum extent permitted by law, (i) any director or officer of the Company; (ii) any former director or officer of the Company; (iii) any individual who acts or acted at the Company’s request as a director or officer, or in a similar capacity, of another entity, against all costs, charges and expenses reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity. The Company shall advance monies to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual must repay the monies if the individual does not fulfill the conditions described below.

Indemnification is prohibited under the OBCA unless the individual (i) acted honestly and in good faith with a view to best interests of the Company, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Company’s request; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Item 16. Exhibits

(a) The following exhibits are included or incorporated by reference in this registration statement:

Exhibit Index

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

2.1†	Business Combination Agreement, dated as of February 15, 2021, by and among Peridot Acquisition Corp., Li-Cycle Corp. and the Company (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form F-4 (File No. 333-254843) filed with the SEC on July 6, 2021).**

Exhibit No.	Description

3.1	Articles of Incorporation of the Company.

3.2	Articles of Amendment to the Articles of Incorporation of the Company (incorporated by reference to Exhibit 1.2 to the Company’s shell company report on Form 20-F (File No. 001-40733) filed with the SEC on August 16, 2021).**

3.3	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 1.3 to the Company’s shell company report on Form 20-F (File No. 001-40733) filed with the SEC on August 16, 2021).**

4.1	Specimen Common Share Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-4 (File No. 333-254843) filed with the SEC on July 6, 2021).**

4.2	Convertible Note, dated May 31, 2022, by and between Li-Cycle Holdings Corp. and Glencore Ltd. (incorporated by reference to Exhibit 4.1 to the Company’s Form 6-K (File No. 001-40733) filed with the SEC on June 2, 2022).**

4.3	Amendment No. 1 to Convertible Note, dated February 13, 2023, by and between Li-Cycle Holdings Corp. and Glencore Ltd. (incorporated by reference to Exhibit 4.40 to the Company’s Form 20-F (File No. 001-40733) filed with the SEC on March 30, 2023).**

4.4	Convertible Note, dated September 29, 2021, issued by Li-Cycle Holdings Corp. to Spring Creek Capital, LLC (incorporated by reference to Exhibit 10.27 to the Company’s Registration Statement on Form F-1 (File No. 333-259895) filed with the SEC on September 30, 2021).**

4.5	Consent to New Debt and Amendment to Convertible Note, dated May 5, 2022, by and between Li-Cycle Holdings Corp. and Wood River Capital, LLC. (incorporated by reference to Exhibit 4.38 to the Company’s Form 20-F (File No. 001-40733) filed with the SEC on March 30, 2023).**

4.6	Amendment No. 2 to Convertible Note, dated February 13, 2023, by and between Li-Cycle Holdings Corp. and Wood River Capital, LLC (incorporated by reference to Exhibit 4.39 to the Company’s annual report on Form 20-F (File No. 001-40733) filed with the SEC on March 30, 2023).**

4.7	Rights Agreement dated as of October 31, 2023, by and between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Form 6-K (File No. 001-40733) filed with the SEC on November 1, 2023).**

4.8	Form of Senior Secured Convertible Note (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K (File No. 001-40733) filed with the SEC on March 12, 2024). **

4.9	Form of Note Guaranty (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K (File No. 001-40733) filed with the SEC on March 12, 2024). **

4.10	Forms of Amended and Restated Glencore Convertible Notes (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K (File No. 001-40733) filed with the SEC on March 12, 2024). **

4.11	Amendment No. 1 to the Rights Agreement, dated as of March 11, 2024, by and between Li-Cycle Holdings Corp. and Continental Stock Transfer & Trust Company as rights agent (incorporated by reference to Exhibit 4.4 to the Company’s Form 8-K (File No. 001-40733) filed with the SEC on March 12, 2024). **

5.1	Opinion of McCarthy Tetrault LLP

23.1	Consent of Deloitte LLP

23.2	Consent of KPMG LLP

Exhibit No.	Description

23.3	Consent of McCarthy Tetrault LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Company’s Form F-3 (File No. 333-267419) filed with the SEC on September 14, 2022).**

24.2	Power of Attorney.

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Previously filed.
†

Certain of the exhibits and schedules to these exhibits have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the financial statements or notes thereto.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective, and (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Ontario, Canada, on the 15th day of March, 2024.

Li-Cycle Holdings Corp.

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar Title: Co-Founder, President & CEO and Executive Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Ajay Kochhar Ajay Kochhar	Co-Founder, President & CEO and Executive Director (Principal Executive Officer)	March 15, 2024

/s/ Debbie Simpson Debbie Simpson	Chief Financial Officer (Principal Financial and Accounting Officer)	March 15, 2024

*	Co-Founder and Executive Chair	March 15, 2024
Tim Johnston

*	Non-Executive Director	March 15, 2024
Mark Wellings

*	Non-Executive Director	March 15, 2024
Scott Prochazka

*	Non-Executive Director	March 15, 2024
Anthony Tse

*	Non-Executive Director	March 15, 2024
Susan Alban

*	Non-Executive Director	March 15, 2024
Jacqueline Dedo

*	Non-Executive Director	March 15, 2024
Diane Pearse

*	Non-Executive Director	March 15, 2024
Kunal Sinha

*By:	/s/ Ajay Kochhar
Name: Ajay Kochhar Title: Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Li-Cycle Holdings Corp., has signed this registration statement in the City of Newark, State of Delaware, on March 15, 2024.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi Title: Managing Director